UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
Shattuck Labs, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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500 W. 5th Street, Suite 1200, Austin, Texas 78701

NOTICE OF THE 2026 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 28, 2026

To the Stockholders of Shattuck Labs:

Shattuck Labs, Inc. (the “Company”) will hold its 2026 Annual Meeting of Stockholders (the “Annual Meeting”) on Thursday, May 28, 2026 at 11:30 a.m. Eastern Time. The Annual Meeting will be a virtual meeting conducted exclusively online via live audio webcast at the unique link that will be emailed to you approximately one hour prior to the meeting after you register in advance. The Annual Meeting will be held for the following purposes, as more fully described in the accompanying proxy statement (the “Proxy Statement”):

1.	To elect the three Class III director nominees named in the Proxy Statement to serve until the 2029 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

2.	To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026;

3.	To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers;

4.	To conduct an advisory vote to determine the frequency of future advisory votes on the compensation of the Company’s named executive officers;

5.	To approve an amendment and restatement of the Company’s 2020 Equity Incentive Plan; and

6.	To transact any other matters that may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors has fixed April 2, 2026 as the record date. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof.

Instructions for registering for and accessing the virtual Annual Meeting are provided in the Proxy Statement. In the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the Annual Meeting to satisfy the requirements for a meeting of stockholders to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the Annual Meeting, the meeting chair or secretary will convene the meeting at 12:30 p.m. Eastern Time on the date specified above and at the Company’s address specified above solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair or secretary. Under either of the foregoing circumstances, we will post information regarding the announcement on the Investors page of the Company’s website at ir.shattucklabs.com.

By Order of the Board of Directors,

/s/ Dr. Taylor Schreiber
Dr. Taylor Schreiber
Chief Executive Officer and Director

Austin, Texas

April 8, 2026

Whether or not you expect to participate in the virtual Annual Meeting, please vote as promptly as possible in order to ensure your representation at the Annual Meeting. You may vote online or, if you requested printed copies of the proxy materials, by telephone or by using the proxy card or voting instruction form provided with the printed proxy materials.

LEGAL MATTERS

Important Notice Regarding the Availability of Proxy Materials for the 2026 Annual Meeting of Stockholders to Be Held on May 28, 2026. The Proxy Statement and Annual Report for the year ended December 31, 2025 are available at www.proxydocs.com/STTK.

Forward-Looking Statements. The Proxy Statement may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, which statements are subject to substantial risks and uncertainties and are based on estimates and assumptions. All statements other than statements of historical fact included in the Proxy Statement, including statements about the Company’s Board of Directors, corporate governance practices, executive compensation program and equity compensation utilization, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms, and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that could cause our actual results or outcomes to differ materially from the forward-looking statements expressed or implied in the Proxy Statement. Such risks, uncertainties and other factors include those risks described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) and other subsequent documents we file with the SEC. The Company expressly disclaims any obligation to update or alter any statements whether as a result of new information, future events or otherwise, except as required by law.

Website References. Website references throughout this document are inactive textual references and provided for convenience only, and the content on the referenced websites is not incorporated herein by reference and does not constitute a part of the Proxy Statement.

Use of Trademarks. Shattuck Labs is the trademark of Shattuck Labs, Inc. Other names and brands may be claimed as the property of others.

500 W. 5th Street, Suite 1200, Austin, Texas 78701

PROXY STATEMENT

FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND VOTING

What Is the Purpose of These Proxy Materials?

We are making these proxy materials available to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Shattuck Labs, Inc. (“we,” “us,” “our” or the “Company”) for use at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually on Thursday, May 28, 2026 at 11:30 a.m. Eastern Time, or at any other time following adjournment or postponement thereof. You are invited to participate in the Annual Meeting and to vote on the proposals described in this Proxy Statement. The proxy materials are first being made available to our stockholders on or about April 8, 2026.

Why Did I Receive a Notice of Internet Availability?

Pursuant to U.S. Securities and Exchange Commission (“SEC”) rules, we are furnishing the proxy materials to our stockholders primarily via the Internet instead of mailing printed copies. This process allows us to expedite our stockholders’ receipt of proxy materials, lower the costs of printing and mailing the proxy materials and reduce the environmental impact of our Annual Meeting. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”), you will not receive a printed copy of the proxy materials unless you request one. The Notice provides instructions on how to access the proxy materials for the Annual Meeting via the Internet, how to request a printed set of proxy materials and how to vote your shares.

Why Are We Holding a Virtual Annual Meeting?

We have adopted a virtual meeting format for the Annual Meeting to provide a consistent experience to all stockholders regardless of geographic location. We believe this expands stockholder access, improves communications and lowers our costs while reducing the environmental impact of the meeting. In structuring our virtual Annual Meeting, our goal is to enhance rather than constrain stockholder participation in the meeting, and we have designed the meeting to provide stockholders with the same rights and opportunities to participate as they would have at an in-person meeting.

Who Can Vote?

Only stockholders of record at the close of business on April 2, 2026 (the “Record Date”) are entitled to notice of the Annual Meeting and to vote on the proposals described in this Proxy Statement. At the close of business on the Record Date, 75,581,787 shares of our common stock were issued and outstanding.

What Is the Difference between Holding Shares as a Registered Stockholder and as a Beneficial Owner?

Registered Stockholder: Shares Registered in Your Name

If your shares of common stock are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are considered to be, with respect to those shares of common stock, the registered stockholder, and these proxy materials are being sent directly to you by us.

Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian

If your shares of common stock are held by a broker, fiduciary or custodian, you are considered the beneficial owner of shares of common stock held in “street name,” and these proxy materials are being forwarded to you from that broker, fiduciary or custodian.

How Can I Participate in the Virtual Annual Meeting?

Stockholders of record as of the close of business on the Record Date are entitled to participate in and vote at the Annual Meeting. To participate in the Annual Meeting, including to vote, ask questions and view the list of registered stockholders as of the Record Date during the meeting, stockholders will need to register in advance following the instructions below.

We will try to answer as many stockholder-submitted questions as time permits that comply with the Annual Meeting rules of conduct. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or Company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.

The meeting webcast will begin promptly at 11:30 a.m. Eastern Time. Online check-in will begin approximately 15 minutes before then, and we encourage you to allow ample time for check-in procedures. If you experience technical difficulties during the check-in process or during the meeting, please call the technical support number that will be included in the email containing your access link to the meeting. Additional information regarding the rules and procedures for participating in the Annual Meeting will be set forth in our meeting rules of conduct, which stockholders can view during the meeting at the meeting website.

Meeting Registration Process for Registered Stockholders

If your shares are registered directly in your name with our transfer agent, you can register for the Annual Meeting at either www.proxydocs.com/STTK or www.proxypush.com/STTK by following the instructions on the website. As part of the registration process, you will be asked to enter the control number located on your proxy card or Notice. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you to access the Annual Meeting and vote and submit questions during the Annual Meeting.

Meeting Registration Process for Beneficial Owners

If your shares are held in street name, you can register for the Annual Meeting at www.proxydocs.com/STTK by following the instructions on the website. In addition, it is important that you also follow the instructions you receive from your broker, fiduciary or custodian about participating in the Annual Meeting, which may include a requirement to obtain a legal proxy from them and submit a copy during the advance registration process for the meeting.

What Am I Voting on?

The proposals to be voted on at the Annual Meeting are as follows:

(1)	Election of three Class III director nominees to serve until the 2029 Annual Meeting of Stockholders (“Proposal 1”);

(2)	Ratification of the selection of KPMG LLP as the Company’s independent auditor for 2026 (“Proposal 2”);

(3)	Approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers (“Proposal 3”);

(4)	Advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers (“Proposal 4”); and

(5)	Approval of an amendment and restatement of the Company’s 2020 Equity Incentive Plan (“Proposal 5”).

How Does the Board Recommend That I Vote?

The Board recommends that you vote your shares “FOR” each director nominee in Proposal 1, “FOR” Proposals 2, 3 and 5 and every “ONE YEAR” on Proposal 4.

What If Another Matter Is Properly Brought before the Annual Meeting?

As of the date of filing this Proxy Statement, the Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named as proxies in the proxy card to vote on such matters in accordance with their best judgment.

How Many Votes Do I Have?

Each share of common stock is entitled to one vote on each proposal to be voted on at the Annual Meeting.

What Does It Mean If I Receive More Than One Set of Proxy Materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or held in different accounts. Please cast your vote with respect to each set of proxy materials that you receive to ensure that all of your shares are voted.

How Do I Vote?

Even if you plan to attend the Annual Meeting, we recommend that you also submit your vote as early as possible in advance so that your vote will be counted if you later decide not to, or are unable to, virtually attend the Annual Meeting.

Registered Stockholder: Shares Registered in Your Name

If you are the registered stockholder, you may vote your shares online during the virtual Annual Meeting (see “How Can I Participate in the Virtual Annual Meeting?” above) or by proxy in advance of the Annual Meeting by Internet (at www.proxypush.com/STTK) or, if you requested paper copies of the proxy materials, by completing and mailing a proxy card or by telephone (at 866-870-7493).

Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian

If you are the beneficial owner, you may vote your shares online during the virtual Annual Meeting (see “How Can I Participate in the Virtual Annual Meeting?” above) or you may direct your broker, fiduciary or custodian how to vote in advance of the Annual Meeting by following the instructions they provide.

What Happens If I Do Not Vote?

Registered Stockholder: Shares Registered in Your Name

If you are the registered stockholder and do not vote in one of the ways described above, your shares will not be voted at the Annual Meeting and will not be counted toward the quorum requirement.

Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian

If you are the beneficial owner and do not direct your broker, fiduciary or custodian how to vote your shares, your broker, fiduciary or custodian will only be able to vote your shares with respect to proposals considered to be “routine.” Your broker, fiduciary or custodian is not entitled to vote your shares with respect to “non-routine” proposals, which we refer to as a “broker non-vote.” Whether a proposal is considered routine or non-routine is subject to stock exchange rules and final determination by the stock exchange. Even with respect to routine matters, some brokers choose not to exercise their discretionary voting authority. As a result, we urge you to direct your broker, fiduciary or custodian how to vote your shares on all proposals to ensure that your vote is counted.

What If I Sign and Return a Proxy Card or Otherwise Vote but Do Not Indicate Specific Choices?

Registered Stockholder: Shares Registered in Your Name

The shares represented by each signed and returned proxy will be voted at the Annual Meeting by the persons named as proxies in the proxy card in accordance with the instructions indicated on the proxy card. However, if you are the registered stockholder and sign and return your proxy card without giving specific instructions, the persons named as proxies in the proxy card will vote your shares in accordance with the recommendations of the Board. Your shares will be counted toward the quorum requirement.

Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian

If you are the beneficial owner and do not direct your broker, fiduciary or custodian how to vote your shares, your broker, fiduciary or custodian will only be able to vote your shares with respect to proposals considered to be “routine.” Your broker, fiduciary or custodian is not entitled to vote your shares with respect to “non-routine” proposals, resulting in a broker non-vote with respect to such proposals.

Can I Change My Vote after I Submit My Proxy?

Registered Stockholder: Shares Registered in Your Name

If you are the registered stockholder, you may revoke your proxy at any time before the final vote at the Annual Meeting in any one of the following ways:

(1)	You may complete and submit a new proxy card, but it must bear a later date than the original proxy card;

(2)	You may submit new proxy instructions via telephone or the Internet;

(3)	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at the address set forth on the first page of this Proxy Statement; or

(4)	You may vote by attending the Annual Meeting virtually. However, your virtual attendance at the Annual Meeting will not, by itself, revoke your proxy.

Your last submitted vote is the one that will be counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian

If you are the beneficial owner, you must follow the instructions you receive from your broker, fiduciary or custodian with respect to changing your vote.

What Is the Quorum Requirement?

The holders of a majority of the shares of common stock outstanding and entitled to vote at the Annual Meeting must be present at the Annual Meeting, either virtually or represented by proxy, to constitute a quorum. A quorum is required to transact business at the Annual Meeting.

Your shares will be counted toward the quorum only if you submit a valid proxy (or a valid proxy is submitted on your behalf by your broker, fiduciary or custodian) or if you attend the Annual Meeting virtually and vote. Abstentions and broker non-votes will be counted toward the quorum requirement. If there is no quorum, the chairman of the Annual Meeting or the holders of a majority of shares of common stock virtually present at the Annual Meeting, either personally or by proxy, may adjourn the Annual Meeting to another time or date.

How Many Votes Are Required to Approve Each Proposal and How Are Votes Counted?

Votes will be counted by BetaNXT Inc., the Inspector of Elections appointed for the Annual Meeting.

Proposal 1: Election of Directors

A nominee will be elected as a director at the Annual Meeting if the nominee receives a plurality of the votes cast “FOR” his or her election. “Plurality” means that the individuals who receive the highest number of votes cast “FOR” are elected as directors. Broker non-votes, if any, and votes that are withheld will not be counted as votes cast on the matter and will have no effect on the outcome of the election. Stockholders do not have cumulative voting rights for the election of directors.

Proposal 2: Ratification of Independent Auditor Selection

The affirmative vote of a majority of shares of common stock present or represented at the Annual Meeting and entitled to vote on the matter is required for the approval of Proposal 2. Abstentions will have the same effect as a vote “AGAINST” the proposal. Broker non-votes, if any, will have no effect on the outcome of the proposal.

Proposal 3: Advisory Vote on Executive Compensation

The affirmative vote of a majority of shares of common stock present or represented at the Annual Meeting and entitled to vote on the matter is required for the approval of Proposal 3. Abstentions will have the same effect as a vote “AGAINST” the proposal. Broker non-votes, if any, will have no effect on the outcome of the proposal.

Proposal 4: Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

The affirmative vote of a majority of shares of common stock present or represented at the Annual Meeting and entitled to vote on the matter is required for the approval of Proposal 4. Abstentions will have the same effect as a vote “AGAINST” the proposal. Broker non-votes, if any, will have no effect on the outcome of the proposal.

Proposal 5: Amendment and Restatement of the 2020 Equity Incentive Plan

The affirmative vote of a majority of shares of common stock present or represented at the Annual Meeting and entitled to vote on the matter is required for the approval of Proposal 5. Abstentions will have the same effect as a vote “AGAINST” the proposal. Broker non-votes, if any, will have no effect on the outcome of the proposal.

Who Is Paying for This Proxy Solicitation?

We will pay the costs associated with the solicitation of proxies, including the preparation, assembly, printing and mailing of the proxy materials. We may also reimburse brokers, fiduciaries or custodians for the cost of forwarding proxy materials to beneficial owners of shares of common stock held in “street name.”

Our employees, officers and directors may solicit proxies in person or via telephone or the Internet. We will not pay additional compensation for any of these services.

How Can I Find out the Voting Results?

We expect to announce preliminary voting results at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting.

PROPOSAL 1: ELECTION OF DIRECTORS

In accordance with our bylaws, the Board has fixed the number of directors constituting the Board at seven. At the Annual Meeting, the stockholders will vote to elect the three Class III director nominees named in this Proxy Statement to serve until the 2029 Annual Meeting of Stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal. Our Board has nominated Dr. Taylor Schreiber, Helen M. Boudreau and Dr. Clay Siegall for election to our Board. Dr. Schreiber and Ms. Boudreau were most recently elected by stockholders at the 2023 Annual Meeting of Stockholders. Dr. Siegall was appointed to the Board in March 2024, and was recommended to the Board by our Chief Executive Officer.

Our director nominees have indicated that they are willing and able to serve as directors. However, if any of them becomes unable or, for good cause, unwilling to serve, proxies may be voted for the election of such other person as shall be designated by our Board, or the Board may decrease the size of the class and Board.

Information Regarding Director Nominees and Continuing Directors

Our Board is divided into three classes, with members of each class holding office for staggered three-year terms. There are currently three Class III directors, who are up for election at this meeting for a term expiring at the 2029 Annual Meeting of Stockholders; two Class I directors, whose terms expire at the 2027 Annual Meeting of Stockholders; and two Class II directors, whose terms expire at the 2028 Annual Meeting of Stockholders.

Drs. Daniel Baker and Mona Ashiya were appointed to the Board pursuant to a letter agreement dated August 4, 2025, by and among the Company and certain entities affiliated with OrbiMed Advisors LLC (“OrbiMed”) (the “Letter Agreement”), entered into in connection with the securities purchase agreement dated August 4, 2025 with certain institutional accredited investors named therein (the “Securities Purchase Agreement”). Pursuant to the Letter Agreement, among other matters, OrbiMed (a) is entitled to designate two directors to the Board affiliated with OrbiMed so long as it holds at least 15% of the outstanding shares of the Company’s common stock, and one such director so long as it holds at least 7.5% of the outstanding shares (the “OrbiMed Designee(s)”), in each case as calculated pursuant to the Letter Agreement, and (b) at the closing of the transactions contemplated by the Securities Purchase Agreement (the “Closing”) was entitled to designate one director to the Board who is not affiliated with OrbiMed and who is mutually agreeable to the Company (the “Independent Director Designee”). At Closing, OrbiMed held more than 15% of the outstanding shares, as calculated pursuant to the Letter Agreement, and therefore is entitled to designate up to two OrbiMed Designees and one Independent Director Designee to the Board. Dr. Baker is serving as the Independent Director Designee and Dr. Ashiya is serving as an OrbiMed Designee.

Biographical and other information regarding our director nominees and directors continuing in office, including the primary skills and experiences considered by our Nominating and Corporate Governance Committee in determining to recommend them as nominees, is set forth below.

Name	Class	Age (as of April 8)	Position
Taylor Schreiber, M.D., Ph.D.	Class III	46	Chief Executive Officer and Director
Mona Ashiya, Ph.D.(3)	Class I	57	Independent Director
Daniel Baker, M.D.(1)	Class I	75	Independent Director
Helen M. Boudreau(1)	Class III	60	Independent Director
Neil Gibson, Ph.D.(1)(3)	Class II	69	Independent Director
George Golumbeski, Ph.D.(2)	Class II	68	Independent Chairman of the Board
Clay Siegall, Ph.D.(2)	Class III	65	Independent Director

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nominating and Corporate Governance Committee

Class I Directors Continuing in Office

Daniel Baker, M.D. Dr. Baker has served as a member of our Board since August 2025. He currently serves as the interim Chief Development Officer at Cue Biopharma, Inc. (Nasdaq: CUE), a biopharmaceutical company, since November 2024. He has also served as Chief Executive Officer and Founder of KiRa Biotech Pty Ltd., a biotechnology company, and as Venture Partner at OneVentures Investments Australia, a venture capital firm, since 2019. From 2000 to 2019, he served as Vice President, Immunology R&D at Johnson & Johnson (Janssen/Centocor) where he oversaw clinical development of Remicade, Simponi and Stelara and contributed to more than 15 regulatory approvals in the US, Europe and Japan. Dr. Baker previously served on the board of directors of Galapagos NV (Nasdaq: GLPG) from 2022 to 2024. Dr. Baker received his M.D. from the University of Pennsylvania and completed his medical residency at Hershey Medical Center and Fellowship in Rheumatology and Immunology at the University of Pennsylvania, followed by a Research Fellowship in Rheumatology at Massachusetts General Hospital.

We believe Dr. Baker is qualified to serve on our Board because of his extensive clinical development background and experience in senior leadership roles at biotechnology companies.

Mona Ashiya, Ph.D. Dr. Ashiya has served as a member of our Board since August 2025. Dr. Ashiya is currently a Member at OrbiMed Advisors LLC, an investment firm, where she has served in various roles of increasing responsibility since 2010. She currently serves on the boards of directors of Yarrow Bioscience, Inc., a biotechnology company, and several private companies. Dr. Ashiya also previously served on the boards of directors of Disc Medicine, Inc. (Nasdaq: IRON) and Sierra Oncology, Inc. Dr. Ashiya received her B.A. from the University of California, Berkeley and her Ph.D. in Cellular, Molecular and Developmental Biology from the University of Pittsburgh.

We believe Dr. Ashiya is qualified to serve on our Board because of her extensive experience investing in biotechnology companies and her scientific expertise.

Class II Directors Continuing in Office

Neil Gibson, Ph.D. Dr. Gibson has served as a member of our Board since November 2016. Dr. Gibson most recently served as Senior Vice President of COI Pharmaceuticals, Inc., an accelerator company focused on the creation and development of unique drug discovery companies based on innovative and disruptive technologies, from October 2016 to December 2021. Previously, he served as President and Chief Executive Officer of Adanate from 2017 to November 2021 and President and Chief Executive Officer of PDI Therapeutics from 2017 to June 2020, both COI Pharmaceuticals, Inc. companies. Dr. Gibson has also served in leadership roles at various biotechnology companies, including Senior Vice President of BioAtla, Inc. (Nasdaq: BCAB) from 2015 to 2016; Chief Scientific Officer of Regulus Therapeutics Inc. (Nasdaq: RGLS) from 2011 to 2015; Chief Scientific Officer and Oncology Therapeutic Area Head of Pfizer Oncology from 2007 to 2011; and Chief Scientific Officer of OSI Pharmaceuticals, Inc. from 2000 to 2007. While at Pfizer, Dr. Gibson was also a member of the Pfizer Oncology Business Unit Executive team. Dr. Gibson has served on the boards of TCR2 Therapeutics Inc. (Nasdaq: TCRR), a clinical-stage cell therapy company, and Causeway Therapeutics, a clinical-stage biopharmaceutical company, since 2017, the board of Adanate, Inc., a biotechnology company, since 2022, and Instil Bio, Inc. (Nasdaq: TIL), a clinical-stage biopharmaceutical company, since June 2020. He previously served on the boards of Cullinan MICA, a biotechnology company, from 2020 to 2022, and CytoSen Therapeutics, Inc., a biopharmaceutical company, from 2016 to 2019. Dr. Gibson earned his B.Sc. in Pharmacy from the University of Strathclyde in Glasgow, Scotland and his Ph.D. from the University of Aston in Birmingham, England.

We believe Dr. Gibson is qualified to serve on our Board because of his extensive experience as an executive officer in the biopharmaceutical industry, including his technical expertise related to drug discovery and development.

George Golumbeski, Ph.D. Dr. Golumbeski has served as a member of our Board since January 2018 and as our Chairman since October 2021. He has more than 30 years of experience in the biotechnology industry. He has served as a partner at Droia Genetic Disease Fund, a life sciences investment firm, since October 2020. From August 2018 to August 2019, he served as President of GRAIL, Inc., an oncology-focused healthcare company. From March 2009 to April 2018, Dr. Golumbeski served as the Executive Vice President of Business Development of Celgene Corp., an oncology and immunology-focused pharmaceutical company, where he was responsible for forging collaborations with biotechnology companies seeking to bring breakthrough medications to people suffering from cancer and chronic inflammation. He currently serves on the board of directors of several biotechnology companies, including Sage Therapeutics, Inc. (Nasdaq: SAGE), Mural Oncology (Nasdaq: MURA) and Carrick Therapeutics. He previously served on the boards of MorphoSys AG (Nasdaq: MOR), Enanta Pharmaceuticals Inc. (Nasdaq: ENTA) and Aura Biosciences, Inc. (Nasdaq: AURA). Dr. Golumbeski earned his B.S. in Biology from the University of Virginia and his Ph.D. in Genetics from the University of Wisconsin-Madison, and he conducted his post-doctoral research in molecular biology at the University of Colorado-Boulder.

We believe Dr. Golumbeski is qualified to serve on our Board because of his extensive management experience and service on the boards of directors of numerous biotechnology companies as well as his experience with mergers and acquisitions and in developing biopharmaceutical collaborations and partnerships.

Class III Director Nominees

Taylor Schreiber, M.D., Ph.D. Dr. Schreiber is a co-founder of Shattuck Labs. He served as our Chief Scientific Officer from January 2017 until January 2020, when he became our Chief Executive Officer, and has been a member of our Board since 2017. From March 2014 to July 2015, Dr. Schreiber served as Vice President of Research & Development of Heat Biologics, Inc., an immunotherapy-focused biotechnology company, and subsequently served as Chief Scientific Officer of Heat Biologics until December 2016. From January 2011 to March 2017, he also served as Chairman of the Scientific Advisory Board of Pelican Therapeutics, Inc., an immunotherapy company. Dr. Schreiber earned his B.A. in Biology from Bucknell University and his M.D. and Ph.D. from the Sheila and David Fuente Program in Cancer Biology at the University of Miami Miller School of Medicine.

We believe Dr. Schreiber is qualified to serve on our Board because of his extensive experience in the biopharmaceutical industry.

Helen M. Boudreau. Ms. Boudreau has served as a member of our Board since July 2020. Ms. Boudreau has over 30 years of experience across the biotechnology, pharmaceutical, consulting and banking industries. She currently serves as managing director at Estuary Ventures LLC, a board and advisory services company. From June 2018 to June 2019, she was Chief Operating Officer of the Bill & Melinda Gates Medical Research Institute, a nonprofit biotechnology company. Previously, she served as Chief Financial Officer from July 2017 to June 2018 and board member from February 2016 to July 2017 for Proteostasis Therapeutics, Inc., a clinical-stage biopharmaceutical company. From October 2014 to June 2017, she served as Chief Financial Officer for FORMA Therapeutics, Inc., a biopharmaceutical company acquired by Novo Nordisk A/S. Ms. Boudreau spent 16 years at Novartis AG (NYSE: NVS) and Pfizer Inc. (NYSE: PFE) in progressively senior finance and strategy roles, and worked earlier in her career at McKinsey & Company and Bank of America (NYSE: BAC). She is currently a member of the board of directors of Rallybio Corp. (Nasdaq: RLYB), a biopharmaceutical company. She was previously a member of the board of Premier, Inc. (Nasdaq: PINC), a healthcare performance improvement company, Cara Therapeutics, Inc. (Nasdaq: CARA), a biopharmaceutical company, Reunion Neuroscience (Nasdaq: REUN), a biopharmaceutical company, and Evaxion Biotech A/S (Nasdaq: EVAX), a clinical-stage AI-immunology platform company. Ms. Boudreau earned her B.A. in Economics from the University of Maryland, where she graduated summa cum laude, and her M.B.A. from the Darden Graduate School of Business at the University of Virginia. Ms. Boudreau is Directorship CertifiedTM by the NACD and earned the CERT Certificate in Cyber-Risk Oversight from Carnegie Mellon University Software Engineering Institute.

We believe Ms. Boudreau is qualified to serve on our Board because of her financial expertise and extensive experience with biotechnology companies.

Clay Siegall, Ph.D. Dr. Siegall has served as a member of our Board since March 2024. He has served as President, Chief Executive Officer and Chairman of the board of directors of Immunome, Inc. (Nasdaq: IMNM), a biotechnology company, since October 2023. Prior to joining Immunome, from January 2023 to October 2023, he served as the President and Chief Executive Officer of MorphImmune, Inc., a biotechnology company that merged with Immunome. Dr. Siegall co-founded Seagen Inc. (formerly Seattle Genetics), a biotechnology company acquired by Pfizer Inc., in January 1998 and served in various leadership roles, including as Chief Executive Officer, from November 2002 to May 2022, President, from June 2000 to May 2022, and Chairman of the board of directors, from March 2004 to May 2022. He previously served on the board of directors of Tourmaline Bio, Inc. (Nasdaq: TRML) until October 2025 when it was acquired by Novartis, Nurix Therapeutics, Inc. (Nasdaq: NRIX), from June 2021 to May 2022, Ultragenyx Pharmaceutical Inc. (Nasdaq: RARE), from February 2014 to June 2021, and Alder BioPharmaceuticals, Inc., from 2006 to October 2019. Dr. Siegall earned his B.S. in Zoology from the University of Maryland and his Ph.D. in Genetics from George Washington University.

We believe Dr. Siegall is qualified to serve on our Board because of his extensive experience leading biotechnology companies and his experience serving on the boards of directors of public companies.

Board Recommendation

The Board recommends a vote “FOR” all Class III director nominees set forth above.

PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITOR SELECTION

Our Audit Committee has selected KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the year ending December 31, 2026. In this Proposal 2, we are asking stockholders to vote to ratify this selection. Representatives of KPMG are expected to be present at the Annual Meeting. They will have the opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions from stockholders.

Stockholder ratification of the selection of KPMG as the Company’s independent auditor is not required by law or our bylaws. However, we are seeking stockholder ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the committee will reconsider its selection. Even if the selection is ratified, the committee, in its discretion, may direct the selection of a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

KPMG has served as our independent auditor since 2018. The following table summarizes the audit fees billed and expected to be billed by KPMG for the indicated fiscal years and the fees billed by KPMG for all other services rendered during the indicated fiscal years. All services associated with such fees were pre-approved by our Audit Committee in accordance with the “Pre-Approval Policies and Procedures” described below.

	Year Ended December 31,
Fee Category	2025	2024
Audit Fees(1)	$750,000	$760,000
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	—	—

Total Fees	$750,000	$760,000

(1)

Consists of fees for the audit of our annual financial statements, reviews of quarterly financial statements and services provided in connection with SEC filings, including consents and comfort letters.

(2)	Consists of fees for assurance and related services reasonably related to the performance of the audit or review of our financial statements.
(3)	Consists of fees for professional services for tax compliance, tax advice and tax planning.
(4)	Consists of fees for all other services.

Pre-Approval Policies and Procedures

Our Audit Committee has adopted procedures requiring the pre-approval of all audit and non-audit services performed by our independent auditor in order to assure that these services do not impair the auditor’s independence. These procedures generally approve the performance of specific services subject to a cost limit for all such services. This general approval is reviewed, and if necessary modified, at least annually. Management must obtain the specific prior approval of the committee for each engagement of our auditor to perform other audit-related or other non-audit services. The committee does not delegate its responsibility to approve services performed by our auditor to any member of management. The committee has delegated authority to the committee chair to pre-approve any audit or non-audit service to be provided to us by our auditor provided that the fees for such services do not exceed $100,000. Any approval of services by the committee chair pursuant to this delegated authority must be reported to the committee at its next regularly scheduled meeting.

Report of the Audit Committee

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2025 with the Company’s management and with KPMG, the Company’s independent registered public accounting firm. The Audit Committee has discussed with KPMG the matters required to be discussed by the applicable standards of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from KPMG pursuant to applicable PCAOB requirements regarding its communications with the Audit Committee concerning independence, and the Audit Committee has discussed with KPMG its independence. Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.

This report is provided by the following directors, who serve on the Audit Committee:

Helen M. Boudreau (Chair)

Daniel Baker, M.D.

Neil Gibson, Ph.D.

Board Recommendation

The Board recommends a vote “FOR” the ratification of the selection of KPMG to serve as our independent auditor.

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the rules of the SEC and pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”), we are providing stockholders with an opportunity to make a non-binding, advisory vote on the compensation of our named executive officers. This non-binding, advisory vote is commonly referred to as a “say-on-pay” vote.

The say-on-pay vote is a non-binding vote on the compensation of our “named executive officers,” as described in this Proxy Statement in the “Executive Compensation” section, the tabular disclosure regarding such compensation and the accompanying narrative disclosure. The say-on-pay vote is not a vote on our general compensation policies or compensation of our Board. Stockholders are urged to read the “Executive Compensation” section of the Proxy Statement, which discusses how our executive compensation policies and procedures implement our compensation philosophy. Our Compensation Committee and Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our goals.

As an advisory vote, this proposal is not binding. However, our Board and Compensation Committee, which is responsible for designing and administering our executive compensation program, value the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

We are required to hold a say-on-pay vote at least once every three years, and, subject to the vote outcome on Proposal 4, we have determined to hold a say-on-pay vote every year. Unless the Board modifies its policy on the frequency of holding say-on-pay advisory votes, the next say-on-pay vote is expected to occur in 2027.

Board Recommendation

The Board recommends a vote “FOR” the approval of the compensation of our named executive officers.

PROPOSAL 4: ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

In accordance with the rules of the SEC and pursuant to the Dodd-Frank Act, we are providing our stockholders with the opportunity to cast a non-binding, advisory vote on the frequency of future advisory votes on executive compensation. Stockholders may specify whether they prefer such votes to occur every one year, two years, or three years, or they may abstain from voting. Stockholders are not voting to approve the Board’s recommendation.

The Company currently believes that advisory votes on executive compensation should be conducted every year. We believe this provides stockholders a regular opportunity to evaluate the effectiveness of our executive compensation program in relation to the Company’s business results and helps to facilitate our engagement with stockholders.

This proposal is advisory and will not be binding on the Company, the Board, or the Compensation Committee. Although non-binding, the Board and the Compensation Committee will carefully review the voting results, and expect to be guided by the alternative that receives the highest number of votes, even if that alternative does not receive a majority vote. Notwithstanding the Board’s recommendation and the outcome of the stockholder vote, the Board may in the future decide to conduct advisory votes on executive compensation on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to the Company’s executive compensation program.

We are required to hold a vote on the frequency of future advisory votes on executive compensation at least once every six years, and the next such vote is expected to occur in 2032.

Board Recommendation

The Board recommends a vote to hold future advisory votes on executive compensation every “ONE YEAR.”

PROPOSAL 5: AMENDMENT AND RESTATEMENT OF THE COMPANY’S 2020 EQUITY INCENTIVE PLAN

On March 23, 2026, the Board approved an amendment and restatement of the 2020 Equity Incentive Plan, subject to approval by our stockholders at the Annual Meeting. The Board determined to propose these amendments because, following financings completed in December 2024 and August 2025, as of January 1, 2026, the proportion of the Company’s total equity represented by common stock decreased to approximately 60%, while the proportion of unexercised pre-funded warrants increased to approximately 40%. The only changes proposed in the amendment and restatement of the 2020 Equity Incentive Plan are to:

•

Change the basis for the calculation of the automatic annual increase in the number of shares of our common stock available for issuance under the amended and restated 2020 Equity Incentive Plan, beginning in 2027, to include the shares of our common stock underlying unexercised pre-funded warrants and shares of our common stock underlying any outstanding preferred stock (determined on an as-converted basis), in addition to the shares of our common stock outstanding as of December 31 of the preceding calendar year, while leaving the applied percentage, 4%, unchanged;

•

Increase the shares authorized for issuance by 1,691,082 shares, representing the shares that would have been available for issuance under the 2020 Equity Incentive Plan as a result of the automatic annual increase had such increase been calculated including shares of our common stock underlying unexercised pre-funded warrants; and

•	Extend the outside date for the granting of incentive stock options to March 23, 2036.

The amended and restated 2020 Equity Incentive Plan is consistent with the original intent of the automatic annual increase and important to help ensure that our incentive plan maintains share reserves sufficient to retain and attract talented employees, directors, and consultants. If our stockholders do not approve the amended and restated 2020 Equity Incentive Plan, the 2020 Equity Incentive Plan will continue in accordance with the original terms thereof.

The amended and restated 2020 Equity Incentive Plan permits the grant of incentive stock options (“ISOs”) intended to qualify under Section 422 of the Code, nonstatutory stock options (“NSOs”), stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), performance awards and other stock awards.

Summary of the Amended and Restated 2020 Equity Incentive Plan

The following description of the amended and restated 2020 Equity Incentive Plan (“A&R 2020 Plan”) is not intended to be complete and is qualified in its entirety by the complete text of the A&R 2020 Plan, which is attached as Appendix A to this Proxy Statement. Except for the amendments described above, the material terms of the 2020 Plan are not being modified. We urge you to read the A&R 2020 Plan in its entirety.

Purpose

The A&R 2020 Plan is intended provide a means through which we may attract able persons to serve as employees, directors, or consultants of the Company or its subsidiaries and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company rest, and whose present and potential contributions to the welfare of the company are of importance, may acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the company. A further purpose of the A&R 2020 Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company.

Administration

The A&R 2020 Plan would be administered by our Board, or such other committee designated by our Board to administer the A&R 2020 Plan, which we refer to herein as the Plan Administrator. The Plan Administrator has the powers to: (i) determine who will be granted awards and what type of award, when and how each award will be granted, the provisions of each award (which need not be identical), the number of shares or cash value subject to an award, and the fair market value applicable to an award; (ii) construe and interpret the A&R 2020 Plan and awards granted thereunder and establish, amend and revoke rules and regulations for administration of the A&R 2020 Plan and awards, including the ability to correct any defect, omission or inconsistency in the A&R 2020 Plan or any award document; (iii) settle all controversies regarding the A&R 2020 Plan and awards granted thereunder; (iv) accelerate or extend, in whole or in part, the time during which an award may be exercised or vested or at which cash or shares may be issued; (v) suspend or terminate the A&R 2020 Plan; (vi) amend the A&R 2020 Plan; (vii) submit any amendment to the A&R 2020 Plan for stockholder approval; (viii) approve forms of award documents for use under the A&R 2020 Plan and to amend the terms of any one or more outstanding awards; (ix) generally exercise such powers and perform such acts as the Board may deem necessary or expedient to promote our best interests and that are not in conflict with the provisions of the A&R 2020 Plan or any award documents; and (x) adopt procedures and sub-plans as are necessary or appropriate.

The Plan Administrator may delegate to one or more officers the authority to designate employees who are not officers to be recipients of options and SARs (and, to the extent permitted by applicable law, other stock awards) and, to the extent permitted by applicable law, to determine the terms of such awards and the number of shares of our common stock to be subject to such stock awards granted to such employees. Unless otherwise provided by the Plan Administrator, delegation of authority by the Plan Administrator to a committee or an officer will not limit the authority of the Plan Administrator. All determinations, interpretations and constructions made by the Plan Administrator (or another authorized committee or officer exercising powers delegated by the Plan Administrator) in good faith will be final, binding and conclusive on all persons.

Stock Subject to the A&R 2020 Plan

The maximum number of shares of our common stock that may be issued under the A&R 2020 Plan, subject to adjustment for certain changes in our capitalization, will not exceed the sum of (i) 14,123,126, reflecting the initial share reserve under the 2020 Plan and the additional shares of our common stock added to the share reserve on account of the automatic annual increase through January 1, 2026, (ii) an additional one-time increase of 1,691,082, and (iii) any shares added pursuant to the annual automatic increase, which as proposed to be amended would provide that the number of shares will automatically increase on January 1 of each year beginning in 2027 and ending with a final increase on January 1, 2030, in an amount equal to 4% of the total number of shares of outstanding capital stock (including outstanding share of our common stock, shares of our common stock issuable on exercise of outstanding prefunded warrants, and shares of our common stock underlying outstanding preferred stock, determined on an as-converted basis), unless the Plan Administrator determines that there will be a smaller increase, or no increase, with respect to a particular year. The maximum number of shares of common stock that may be issued pursuant to the exercise of ISOs granted under the A&R 2020 Plan will not exceed 15,814,208.

Shares of common stock issued under the A&R 2020 Plan may be either authorized but unissued shares, reacquired shares, including shares repurchased by the Company on the open market or otherwise, or treasury shares. If an award under the A&R 2020 Plan expires, is cancelled or forfeited or otherwise terminates without the issuance of shares or if an award is settled in case, shares underlying such award are available for issuance under the A&R 2020 Plan. Shares withheld in satisfaction of tax withholding obligations or as consideration for the exercise or purchase price of an award will not reduce the number of shares that are available for issuance under the A&R 2020 Plan. Additionally, shares reacquired by the Company in satisfaction of tax withholding obligations or as consideration for the exercise or purchase price of an award, or with the proceeds paid by the participant under the terms of an award, will again become available for issuance under the A&R 2020 Plan.

Eligibility

Awards may be granted only to persons who, at the time of grant, are employees, consultants, or directors of the Company or any parent or subsidiary corporation. As of April 2, 2026, there were approximately 40 employees (including six executive officers), six non-employee directors and 27 consultants who would be eligible to participate in the A&R 2020 Plan.

Types of Awards

Stock Options. A stock option may be granted as an ISO or an NSO. The option exercise price will be determined by the Plan Administrator but will be not less than the fair market value of our common stock on the date of grant; provided, however, that with respect to ISO, the exercise price will not be less than 110% of the fair market value of our common stock if the recipient owns stock possessing more than 10% of the total combined voting power of all classes of our stock or the stock of our parent or subsidiary corporation (a “10% Stockholders”). The term of each option will be determined by the Plan Administrator and will not exceed 10 years from the date of grant; provided, however, that options will not be exercisable after the expiration of five years from the date of grant in the case of an ISO issued to a 10% Percent Stockholder. Each notice of option grant and option agreement will set forth the terms of vesting and exercisability for each option award. The purchase price of any shares acquired pursuant to an option award may be paid in cash, check, bank draft, money order, net exercise or as otherwise determined by the Plan Administrator and set forth in the award agreement, including through an irrevocable commitment by a broker to pay over such amount from a sale of the shares issuable under the option and the delivery of previously owned shares.

SARs. A SAR is a right that entitles the participant to receive, in cash or shares of stock or a combination thereof, as determined by the Plan Administrator, value equal to or otherwise based on the excess of (i) the fair market value of a specified number of shares at the time of exercise over (ii) the exercise price of the right, as established by the Plan Administrator on the date of grant. Upon exercising a SAR, the participant is entitled to receive the amount by which the fair market value of the stock at the time of exercise exceeds the exercise price of the SAR. The exercise price of each SAR may not be less than the fair market value of the stock subject to the award on the date of grant, unless the SAR was granted pursuant to an assumption of or substitution for another option in a manner satisfying the provisions of Section 409A of the Code. SARs will not be exercisable after the expiration of 10 years from the date of grant. Each award agreement will set forth the number of shares subject to the SAR and the applicable vesting schedule, including any performance conditions.

Restricted Stock. Restricted stock awards are awards of shares of our common stock that are subject to restrictions on disposition as determined by the Plan Administrator in its sole discretion, including restrictions based on the attainment of one or more performance goals, continued employment or service, the occurrence of certain events or any combination thereof. Unless otherwise provided in the award agreement, the holder will have the right to receive dividends with respect to common stock subject to a restricted stock award, to vote common stock subject to such restricted stock agreement, and to enjoy all other stockholder rights subject to delivery of the stock upon the forfeiture restrictions lapsing.

RSUs. RSUs are an award denominated in units under which the issuance of shares (or cash payment in lieu thereof) is subject to such conditions (including continued employment) and terms as the Plan Administrator deems appropriate. Each award agreement evidencing a grant of RSUs will set forth the terms and conditions of each award, including vesting and forfeiture provisions, transferability and, if applicable, right to receive dividends or dividend equivalents.

Performance Awards. A performance award is a stock or cash award that is payable contingent upon the attainment during a performance period of certain performance goals. A performance award may, but need not, require the completion of a specified period of service. The length of any performance period, the applicable performance goals and the measurement of whether and to what degree such performance goals have been attained will be as determined by the Plan Administrator. We retain the discretion to reduce or eliminate the compensation or economic benefit upon the attainment of any performance goals and to define the manner of calculating the performance criteria it selects to use for a performance period.

Other Stock Awards. Other stock awards are awards valued in whole or in part by reference to, or otherwise based on, shares of our common stock, including the appreciation in value thereof. The Plan Administrator will determine the terms and conditions of other stock awards.

Transferability

Awards generally will not be transferable except by will or by the laws of descent and distribution, and each stock option or SAR may be exercisable only by the participant during his or her lifetime. Subject to approval by the Company, an option or SAR may be transferred pursuant to the terms of a domestic relations order or other marital settlement agreement.

Adjustments

In the event of any change in our capitalization, the Plan Administrator will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the A&R 2020 Plan; (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of incentive stock options; and (iii) the class(es) and number of securities or other property and value (including price per share of stock) subject to outstanding stock awards. The Plan Administrator will make such adjustments, and its determination will be final, binding, and conclusive. Unless provided otherwise in an award or other agreement, in the event of our dissolution or liquidation, all outstanding stock awards (other than stock awards consisting of vested and outstanding shares of our common stock not subject to a forfeiture condition or the our right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of common stock subject to the our repurchase rights or subject to forfeiture may be repurchased or reacquired by us notwithstanding the fact that the holder of such stock award is providing continuous service; provided, however, that the Plan Administrator may, in its sole discretion, provide that some or all stock awards will become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent not already expired or terminated) before the dissolution or liquidation is completed but contingent upon its completion.

Change in Control

Unless provided otherwise in an award agreement or other agreement between us or an affiliate and the participant, in the event of Change in Control (as defined in the A&R 2020 Plan), the Plan Administrator will take one or more of the following actions with respect to each outstanding award, contingent upon the closing or completion of the Change in Control: (i) arrange for the surviving or corporation (or its parent) to assume or continue the award or to substitute a similar award for the award; (ii) arrange for the assignment of any reacquisition or repurchase rights held by us in respect of common stock issued pursuant to the award to the surviving or acquiring corporation (or its parent); (iii) accelerate the vesting, in whole or in part, of the award to a date prior to the effective time of such Change in Control, with such award terminating if not exercised (if applicable) at or prior to the effective time of the Change in Control, and with such exercise reversed if the Change in Control does not become effective; (iv) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us with respect to the award; (v) cancel or arrange for the cancellation of the award, to the extent not vested or not exercised prior to the effective time of the Change in Control, in exchange for such cash consideration, if any, as the Plan Administrator, in its reasonable determination, may consider appropriate as an approximation of the value of the canceled award; and (vi) cancel or arrange for the cancellation of the award in exchange for a payment equal to the excess, if any, of (A) the value in the Change in Control of the property the participant would have received upon the exercise of the award immediately prior to the effective time of the Change in Control, over (B) any exercise price payable by such holder in connection with such exercise.

The Plan Administrator need not take the same action or actions with respect to all awards or portions thereof or with respect to all participants and may take different actions with respect to the vested and unvested portions of an award.

In the absence of any affirmative determination by the Plan Administrator at the time of a Change in Control, each outstanding award will be assumed or an equivalent award will be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless such corporation does not agree to assume the award or to substitute an equivalent award, in which case the vesting of such award will accelerate in its entirety (along with, if applicable, the time at which the award may be exercised) to a date prior to the effective time of such Change in Control as the Plan Administrator will determine (or, if it does not determine such a date, to the date that is five days prior to the effective date of the Change in Control), with such award terminating if not exercised (if applicable) at or prior to the effective time of the Change in Control, and with such exercise reversed if the Change in Control does not become effective.

Clawback/Recovery

Awards granted under the A&R 2020 Plan will be subject to recoupment in accordance with any clawback policy we adopt. In addition, the Plan Administrator may impose such other clawback, recovery or recoupment provisions in an award agreement as the Plan Administrator determines necessary or appropriate. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement between any participant and the Company.

Termination and Amendment

The Board or our Compensation Committee may suspend or terminate the A&R 2020 Plan at any time. No ISOs may be granted under the A&R 2020 Plan after March 23, 2036.

Federal Income Tax Considerations

The following is a summary of the U.S. federal income tax treatment applicable to us and the participants who receive awards under the A&R 2020 Plan based on the federal income tax laws in effect on the date of this Proxy Statement. This summary is not intended to be exhaustive and does not address all matters relevant to a particular participant based on their specific circumstances. The summary expressly does not discuss the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction, or the gift, estate, excise (including the rules applicable to deferred compensation under Section 409A of the Code), or tax laws other than U.S. federal income tax law. Because individual circumstances may vary, we recommend that all participants consult their own tax advisor concerning the tax implications of awards granted under the A&R 2020 Plan.

Incentive Stock Options

No taxable income is recognized by the participant at the time of an ISO grant, and no taxable income is recognized for ordinary income tax purposes at the time an ISO is exercised, although taxable income may arise at that time for alternative minimum tax purposes. Unless there is a “disqualifying disposition”, as described below, the participant will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. A disqualifying disposition occurs if the disposition is less than two years after the date of grant or less than one year after the exercise date. If there is a disqualifying disposition of the shares, then the excess of (a) the fair market value of those shares on the exercise date or (if less) the amount realized upon such sale or disposition over (b) the exercise price paid for the shares will be taxable as ordinary income to the participant. Any additional gain or loss recognized upon the disposition will be a capital gain or loss.

If the participant makes a disqualifying disposition of the purchased shares, then we will be entitled to an income tax deduction for the taxable year in which such disposition occurs equal to the amount of ordinary income recognized by the participant as a result of the disposition. We will not be entitled to any income tax deduction if the participant makes a qualifying disposition of the shares.

Nonqualified Stock Options

No taxable income is recognized by an participant upon the grant of an NSO. The participant in general will recognize ordinary income, in the year in which the NSO is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the participant will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant with respect to the exercised non-qualified stock option.

Stock Appreciation Rights

No taxable income is recognized upon receipt of a SAR. The participant will recognize ordinary income in the year in which the SAR is exercised, in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the base price in effect for the exercised right, and the participant will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the SAR.

Restricted Stock Awards

A participant who receives unvested shares of common stock will not recognize any taxable income at the time those shares are granted but will have to report as ordinary income, as and when those shares subsequently vest, an amount equal to the excess of (i) the fair market value of the shares on the vesting date over (ii) the cash consideration (if any) paid for the shares. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year the unvested shares are issued an amount equal to the excess of (a) the fair market value of those shares on the issue date over (b) the cash consideration (if any) paid for such shares. If the Section 83(b) election is made, the participant will not recognize any additional income as and when the shares subsequently vest. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time such ordinary income is recognized by the participant.

RSUs, Performance Awards and Other Stock Awards

Generally, no taxable income is recognized upon the grant of RSUs, performance awards and other stock awards. The participant will recognize ordinary income in the year in which the award is settled in shares or cash. The amount of that income will be equal to the fair market value of the shares on the date of issuance or the amount of the cash paid in settlement of the award, and the participant will be required to satisfy the tax withholding requirements applicable to the income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the shares are issued or the cash amount is paid.

Deductibility of Executive Compensation

Section 162(m) of the Code limits the deductibility for federal income tax purposes of certain compensation paid to any “covered employee” in excess of $1 million. For purposes of Section 162(m), the term “covered employee” includes any individual who serves as chief executive officer, chief financial officer, or one of the other three most highly compensated executive officers for 2017 or any subsequent calendar year; however beginning in 2027, it will also include the next five most highly compensated employees in each applicable year.

It is expected that compensation deductions for any covered employee with respect to awards granted under the A&R 2020 Plan will be subject to the $1 million annual deduction limitation. The Plan Administrator may grant awards under the A&R 2020 Plan or otherwise that are or may become non-deductible when it believes doing so is in the best interests of the Company and our stockholders.

Awards Granted under the 2020 Plan

No awards made under the 2020 Plan prior to the date of the Annual Meeting were granted subject to stockholder approval of the A&R 2020 Plan. The following table sets forth information with respect to awards that have been granted under the 2020 Plan to the NEOs, the director nominees, recipients of more than 5% of all awards under the 2020 Plan, and the specified groups set forth below as of April 2, 2026 (even if not currently outstanding). No associates of any director, executive officer or director nominee have received any awards under the 2020 Plan.

Name	Options	RSUs
Taylor Schreiber, M.D., Ph.D.	2,933,763	—
Andrew R. Neill	1,027,908	124,750
Arunthathy Nirmalini (Lini) Pandite, M.B.Ch.B.	953,738	119,088
Helen M. Boudreau	146,086	—
Clay Siegall, Ph.D.	94,259	—
All current executive officers as a group (6 people)	7,213,702	500,276
All current non-employee directors as a group (6 people)	665,117	—
All current employees (other than executive officers), as a group (35 people)	3,324,274	623,922

New Plan Benefits

As described above, the selection of participants who will receive awards under the A&R 2020 Plan and the size and types of awards will be determined by the Plan Administrator in its discretion. As such, the number or value of awards that will be granted under the A&R 2020 Plan following the Annual Meeting is not yet determinable, and it is not possible to predict the benefits or amounts that will be received by, or allocated to, particular individuals or groups of employees. For information regarding the awards granted to our non-employee directors in 2025, see page 27, and for information regarding awards granted to our NEOs in 2025, see the “2025 Summary Compensation Table” on page 31 and “2025 Annual Equity Awards” on page 33.

Share Registration

If our stockholders approve the A&R 2020 Plan, we will file with the SEC a registration statement on Form S-8 to register the shares available for issuance under the A&R 2020 Plan. For information about our equity compensation plans as of December 31, 2024, see “Securities Authorized for Issuance Under Equity Compensation Plans” on page 43.

Board Recommendation

The Board recommends a vote “FOR” approval of the A&R 2020 Plan.

CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our Board. Our Board has adopted a set of Principles of Corporate Governance as a framework for the governance of the Company, which is posted on our website located at ir.shattucklabs.com, under “Governance.”

Board Composition

Director Nomination Process

The Nominating and Corporate Governance Committee is responsible for, among other things, overseeing succession planning for directors and building a qualified board to oversee management’s execution of the Company’s strategy and safeguard the long-term interests of stockholders. In this regard, the committee is charged with developing and recommending Board membership criteria to the Board for approval, evaluating the composition of the Board annually to assess the skills and experience that are currently represented on the Board and the skills and experience that the Board may find valuable in the future, and identifying, evaluating and recommending potential director candidates.

In identifying potential candidates for Board membership, the Nominating and Corporate Governance Committee considers recommendations from directors, stockholders, management and others, including, from time to time, third-party search firms, which it engaged in 2025, to assist it in locating qualified candidates. Once potential director candidates are identified, the committee, with the assistance of management, undertakes a vetting process that considers each candidate’s background, independence and fit with the Board’s priorities. As part of this vetting process, the committee, as well as other members of the Board and the CEO, may conduct interviews with the candidates. If the committee determines that a potential candidate meets the needs of the Board and has the desired qualifications, it recommends the candidate to the full Board for appointment or nomination and to the stockholders for election at the annual meeting.

Criteria for Board Membership

In assessing potential candidates for Board membership and in assessing Board composition, the Nominating and Corporate Governance Committee considers a wide range of factors, including directors’ experience, knowledge, integrity, understanding of our business environment and specific skills they may possess that are helpful to the Company (including leadership experience, financial expertise and industry knowledge). The committee seeks to balance the experience, skills and characteristics represented on the Board and does not assign specific weight to any of these factors. In addition, the committee generally believes it is important for all Board members to possess the highest personal and professional ethics, integrity and values, an inquisitive and objective perspective, a sense for priorities and balance, the ability and willingness to devote sufficient time and attention to Board matters, and a willingness to represent the long-term interests of all our stockholders.

The Nominating and Corporate Governance Committee generally considers a potential director candidate’s ability to contribute to the diversity of skills, experiences, perspectives and backgrounds on the Board. The Nominating and Corporate Governance Committee assesses its effectiveness in balancing these considerations in connection with its annual evaluation of the composition of the Board. For example, our current Board includes directors with a variety of skills and experiences that are relevant to our business strategy, including directors with biotechnology industry, finance and investment and drug development experience.

Stockholder Recommendations for Directors

It is the Nominating and Corporate Governance Committee’s policy to consider written recommendations from stockholders for director candidates. The committee considers candidates recommended by our stockholders in the same manner as a candidate recommended by other sources. Any such recommendations should be submitted to the committee as described under “Stockholder Communications” and should include the same information required under our bylaws for nominating a director, as described under “Stockholder Proposals and Director Nominations for Next Year’s Annual Meeting.”

Board Leadership Structure

Dr. Golumbeski serves as our independent Chairman, while Dr. Schreiber serves as our Chief Executive Officer. Our Principles of Corporate Governance provide our Board with the flexibility to combine or separate the positions of Chairman and CEO. Currently, the Board believes that the roles of Chairman and CEO should be separate and that the Chairman should be an independent director as this structure enables our independent Chairman to oversee corporate governance matters and our CEO to focus on leading the Company’s business. At any time when there is not an independent Chairman, the Board will designate one or more independent directors to serve as lead director.

The independent directors have the opportunity to meet in executive sessions without management present at every regular Board meeting and at such other times as may be determined by the Chairman. The purpose of these executive sessions is to encourage and enhance communication among independent directors.

The Board believes that its programs for overseeing risk, as described under “Board Risk Oversight,” would be effective under a variety of leadership frameworks. Accordingly, the Board’s risk oversight function did not significantly impact its selection of the current leadership structure.

Director Independence

Nasdaq listing rules require a majority of a listed company’s board of directors to be comprised of independent directors who, in the opinion of the board of directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees must be independent, and audit and compensation committee members must satisfy additional independence criteria under the Exchange Act.

Our Board undertook a review of its composition and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, our Board has determined that each of our current directors listed above under “Management and the Board,” with the exception of Dr. Schreiber, is an “independent director” as defined under Nasdaq listing rules. Dr. Schreiber is not an independent director because he is our Chief Executive Officer. Former directors Tyler Brous, Dr. Carrie Brownstein, Michael Lee and Dr. Kate Sasser were independent under Nasdaq listing rules during the period they served on our Board.

In making such determinations, our Board considered the relationships that each such non-employee director has with the Company and all other facts and circumstances our Board deemed relevant in determining independence. Our Board also determined that each of the directors currently serving on the Audit Committee and the Compensation Committee satisfy the additional independence criteria applicable to directors on such committee under Nasdaq listing rules and the rules and regulations established by the SEC.

Director Time Commitments

While Board members benefit from service on the boards of other companies and such service is encouraged, under the Board’s Principles of Corporate Governance, directors are expected to limit the number of other boards on which they serve so as not to interfere with their service as a director of the Company. The Nominating and Corporate Governance Committee considers directors’ adherence to these expectations, and directors are expected to advise the Chairperson of the Nominating and Corporate Governance Committee before accepting a seat on the board of another company.

Board Committees

Our Board has a separately designated Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, each of which is comprised solely of independent directors with the membership and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by our Board. Each of these committees is empowered to retain outside advisors as it deems appropriate, regularly reports its activities to the full Board and has a written charter, which is posted on our website located at ir.shattucklabs.com, under “Governance.”

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Taylor Schreiber, M.D., Ph.D.
Mona Ashiya, Ph.D.			X
Daniel Baker, M.D.	X
Helen M. Boudreau	Chair
Neil Gibson, Ph.D.	X		Chair
George Golumbeski, Ph.D.		X
Clay Siegall, Ph.D.		Chair
# of Meetings in 2025	5	4	3

Audit Committee. The primary responsibilities of our Audit Committee are to oversee the accounting and financial reporting processes of the Company, including the audits of the Company’s financial statements, the integrity of the financial statements and the annual review of the performance, effectiveness and independence of the outside auditor. This includes reviewing the financial information provided to stockholders and others and the adequacy and effectiveness of the Company’s internal controls. The committee also makes recommendations to the Board as to whether financial statements should be included in the Company’s Annual Report on Form 10-K.

Ms. Boudreau qualifies as an “audit committee financial expert,” as that term is defined in the rules and regulations established by the SEC, and all members of the Audit Committee are “financially literate” under Nasdaq listing rules.

Compensation Committee. The primary responsibilities of our Compensation Committee are to periodically review and approve the compensation and other benefits for our senior officers and directors. This includes reviewing and approving corporate goals and objectives relevant to the compensation of our senior officers, evaluating the performance of these officers in light of those goals and objectives, and setting the officers’ compensation based on those evaluations. The committee also administers and makes recommendations to the Board regarding equity incentive plans that are subject to the Board’s approval and approves the grant of equity awards under the plans.

The Compensation Committee may delegate its authority to one or more subcommittees. The committee may also delegate authority to review and approve the compensation of our employees to certain of our executive officers. Even where the committee does not delegate authority, our executive officers will typically make recommendations to the committee regarding compensation to be paid to our employees and the size of equity awards under our equity incentive plans, but will not be present during voting or deliberations on their own compensation. The committee has the authority to engage outside advisors, such as compensation consultants, to assist it in carrying out its responsibilities. The Compensation Committee engaged Aon in 2025 to provide advice regarding the amount and form of executive and director compensation. The committee has determined that (1) Aon satisfies applicable independence criteria, and (2) Aon’s work with the Company does not raise any conflicts of interest, in each case under applicable Nasdaq listing rules and the rules and regulations established by the SEC.

Compensation Committee Interlocks and Insider Participation. None of the members of our Compensation Committee has at any time during the prior three years been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Nominating and Corporate Governance Committee. The primary responsibilities of our Nominating and Corporate Governance Committee are to engage in succession planning for the Board, develop and recommend to the Board criteria for identifying and evaluating qualified director candidates, and make recommendations to the Board regarding candidates for election or reelection to the Board at each annual stockholders’ meeting. In addition, the committee is responsible for overseeing our corporate governance practices and making recommendations to the Board concerning corporate governance matters. The committee is also responsible for making recommendations to the Board concerning the structure, composition and functioning of the Board and its committees.

Board Risk Oversight

We believe that risk management is an important part of establishing and executing on the Company’s business strategy. Our Board, as a whole and at the committee level, focuses its oversight on the most significant risks facing the Company and on the Company’s processes to identify, prioritize, assess, manage and mitigate those risks. The committees oversee specific risks within their purview, as follows:

•

The Audit Committee has overall responsibility for overseeing the Company’s practices with respect to risk assessment and management. Additionally, the committee is responsible for overseeing management of risks related to our accounting and financial reporting processes, and information technology and cybersecurity.

•	The Compensation Committee is responsible for overseeing management of risks related to our compensation policies and programs.

•	The Nominating and Corporate Governance Committee is responsible for overseeing management of risks related to director succession planning and our corporate governance practices.

Our Board and its committees receive regular reports from members of the Company’s senior management on areas of material risk to the Company, including strategic, operational, financial, legal and regulatory risks. While our Board has an oversight role, management is principally tasked with direct responsibility for assessing and managing risks, including implementing processes and controls to mitigate their effects on the Company.

Other Corporate Governance Practices and Policies

Director Attendance

The Board met 11 times during the year ended December 31, 2025. During 2025, each director then-serving on the Board attended at least 75% of the aggregate number of meetings of the Board and the committees on which he or she served during the period in which he or she was on the Board or committee. Directors are encouraged to attend the annual meeting of stockholders. Six of our directors then-serving on the Board attended the 2025 Annual Meeting of Stockholders.

Stockholder Communications

Stockholders and other interested parties may communicate with our Board or a particular director by sending a letter addressed to the Board or a particular director to our Corporate Secretary at the address set forth on the first page of this Proxy Statement. These communications will be compiled and reviewed by our Corporate Secretary, who will determine whether the communication is appropriate for presentation to the Board or the particular director. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications).

To enable the Company to speak with a single voice, as a general matter, senior management serves as the primary spokesperson for the Company and is responsible for communicating with various constituencies, including stockholders, on behalf of the Company. Directors may participate in discussions with stockholders and other constituencies on issues where Board-level involvement is appropriate. In addition, the Board is kept informed by senior management of the Company’s stockholder engagement efforts.

Code of Conduct

Our Board has adopted a Code of Business Conduct and Ethics that establishes the standards of ethical conduct applicable to all our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. It addresses, among other matters, compliance with laws and policies, conflicts of interest, corporate opportunities, regulatory reporting, external communications, confidentiality requirements, insider trading, proper use of assets and how to report compliance concerns.

A copy of the code is available on our website located at ir.shattucklabs.com, under “Governance.” We intend to disclose future amendments to certain provisions of the code, and waivers of the code granted to our executive officers and directors, on our website to the extent required by applicable rules. Our Board is responsible for applying and interpreting the code in situations where questions are presented to it.

Director Compensation

Non-Employee Director Compensation Policy

We adopted a policy for compensating our non-employee directors with a combination of cash and equity. Our Compensation Committee, in consultation with Aon, its independent compensation consultant, periodically reviews non-employee director compensation and recommends changes based on competitive market data. During 2025, each director who was not an employee was entitled to receive cash compensation as set forth below (all such amounts paid in quarterly installments):

Annual Cash Retainers	Amount ($)
Board membership (other than the Chairman or Lead Independent Director)	40,000
Chairman of the Board	72,500
Lead Independent Director (if applicable)	60,000
Additional annual retainers
Chair of the Audit Committee	15,000
Chair of the Compensation Committee	10,000	*
Chair of the Nominating and Corporate Governance Committee	10,000
Member of the Audit Committee	7,500
Member of the Compensation Committee	5,000	*
Member of the Nominating and Corporate Governance Committee	4,000

*

In February 2026, the additional retainer for the chair of the Compensation Committee was increased to $12,000 and the additional retainer for each member of the Compensation Committee was increased to $6,000.

In addition to the annual retainers, during 2025, each of our non-employee directors was eligible for equity awards consisting of, as applicable: (i) an annual award of 33,150 stock options (increased to 81,000 in February 2026) that vests on the first anniversary of the date of grant (or if sooner, immediately prior to the Company’s next annual meeting of stockholders) and (ii) an initial, one-time award of stock options equal to two times the number of stock options that are granted on an annual basis to each new non-employee director upon his or her election to the Board, that vests over a three-year period, subject to such director’s continued service. Accordingly, Dr. Ashiya and Dr. Baker were granted 66,300 initial stock options.

Under the non-employee director compensation policy, the total amount of cash retainers paid and equity awards (valued based on the grant date fair value) granted by the Company to any director for his or her service on the Board will not exceed $750,000 in any fiscal year.

We reimburse all necessary and reasonable out-of-pocket expenses incurred by non-employee directors in connection with their service on our Board, subject to any applicable Company policies that may be in effect from time to time.

Our Board periodically reviews our director compensation program and may revise the compensation arrangements for our directors from time to time.

Fiscal Year 2025 Non-Employee Director Compensation Table

The following table shows the compensation earned in 2025 by the non-employee directors who served on the Board during such year. Dr. Schreiber did not receive any additional compensation for his 2025 Board service. For additional information on Dr. Schreiber’s 2025 compensation, see the “Executive Compensation” section below.

Name	Fees Earned or Paid in Cash ($)	Option Awards(1) ($)	Total ($)
Mona Ashiya, Ph.D.(2)(3)	13,333	55,361	68,694
Daniel Baker, M.D.(3)	17,167	55,361	72,528
Helen M. Boudreau	55,000	22,177	77,177
Tyler Brous(3)	38,333	22,177	60,510
Carrie Brownstein, M.D.(3)	29,333	22,177	51,510
Neil Gibson, Ph.D.	55,500	22,177	77,677
George Golumbeski, Ph.D.	77,500	22,177	99,677
Michael Lee(3)(4)	26,667	22,177	48,844
Kate Sasser, Ph.D.(2)	29,333	22,177	51,510
Clay Siegall, Ph.D.	46,667	22,177	68,844

(1)

Amounts shown in this column represent the aggregate grant date fair value of stock options granted during the year ended December 31, 2025, as computed in accordance with FASB Accounting Standards Codification Topic 718. The assumptions used in calculating the grant date fair values of the awards reported in the Option Awards column are described in Note 10, Stock-Based Compensation and Employee Benefit Plans, to our financial statements in our 2025 Annual Report on Form 10-K filed with the SEC on March 5, 2026 (the “Annual Report”). Note that the amounts reported in this column reflect the aggregate accounting cost for these awards, and do not necessarily correspond to the actual economic value that may be received by the director from the awards.

(2)	Dr. Ashiya serves as a Member at OrbiMed. Pursuant to the policies of OrbiMed, the compensation Dr. Ashiya receives for her service on our Board is remitted to certain funds affiliated with OrbiMed.
(3)	Effective August 25, 2025, Messrs. Brous and Lee and Drs. Brownstein and Sasser resigned from the Board, and Drs. Ashiya and Baker were appointed to the Board.
(4)	Mr. Lee serves as Managing Director of Redmile Group, LLC (“Redmile”). Pursuant to the policies of Redmile, the compensation Mr. Lee received for his service on our Board is remitted to Redmile.

As of December 31, 2025, each of the Company’s non-employee directors held the following aggregate number of option awards:

Name	Option Awards
Mona Ashiya, Ph.D.(1)	66,300
Daniel Baker, M.D.	66,300
Helen M. Boudreau	229,656
Tyler Brous(2)	173,486
Carrie Brownstein, M.D.(2)	151,833
Neil Gibson, Ph.D.	204,311
George Golumbeski, Ph.D.	274,181
Michael Lee(2)(3)	146,086
Kate Sasser Ph.D.(2)	94,259
Clay Siegall, Ph.D.	94,259

(1)

Dr. Ashiya serves as a Member at OrbiMed. Pursuant to the policies of OrbiMed, Dr. Ashiya is obligated to transfer any securities issued under any such stock options, or the economic benefit thereof, to certain funds affiliated with OrbiMed.

(2)	Messrs. Brous and Lee and Drs. Brownstein and Sasser resigned from the Board effective as of August 25, 2025.
(3)

Pursuant to the policies of Redmile, Mr. Lee holds the stock options as a nominee on behalf, and for the sole benefit, of Redmile and has assigned all economic, pecuniary and voting rights in respect of the stock options to Redmile. Mr. Lee disclaims beneficial ownership of these options.

EXECUTIVE OFFICERS

Biographical and other information regarding our executive officers is set forth below. There are no family relationships among any of our directors or executive officers.

Name	Age (as of April 8)	Position
Taylor Schreiber, M.D., Ph.D.(1)	46	Chief Executive Officer and Director
Abhinav Shukla, Ph.D.	53	Chief Technical Officer
Arunthathy Nirmalini (Lini) Pandite, M.B.Ch.B.	67	Chief Medical Officer
Casi DeYoung	55	Chief Business Officer
Andrew R. Neill	40	Chief Financial Officer
Stephen Stout, Ph.D.	51	General Counsel, Corporate Secretary and Chief Ethics and Compliance Officer

(1)	For Dr. Schreiber’s biographical information, see “Information Regarding Director Nominees and Continuing Directors” above.

Abhinav Shukla, Ph.D. Dr. Shukla has served as our Chief Technical Officer since June 2021. Prior to joining the Company, from March 2020 to June 2021, Dr. Shukla served as the Chief Technical Operations Officer of Redpin Therapeutics, a gene therapy company, where he was responsible for all aspects of process, analytical and formulation development, and cGMP manufacturing. Previously, he held several senior leadership positions, including Vice President of Manufacturing at CRISPR Therapeutics AG (Nasdaq: CRSP), a biotechnology company, from April 2019 to November 2019, and Vice President and Head of Biologics Process Development at Shire plc, a biopharmaceutical company, from June 2018 to April 2019. Dr. Shukla served in several roles at KBI Biopharma Inc., a contract development and manufacturing company, from November 2011 to June 2018, including as Senior Vice President of Process Development and Manufacturing, where he helped build the foundation for their contract process development and manufacturing business. He served in a senior role helping to commercialize multiple biologic therapies at Bristol-Myers Squibb (NYSE: BMY), a pharmaceutical company, from 2006 to 2011 and in a senior technical role at Amgen Inc. (Nasdaq: AMGN), a biopharmaceutical company, from 2000 to 2006. Dr. Shukla received his undergraduate degree from the Indian Institute of Technology, Delhi and his Ph.D. in Chemical and Biochemical Engineering from Rensselaer Polytechnic Institute.

Arunthathy Nirmalini (Lini) Pandite, M.B.Ch.B. Dr. Pandite has served as our Chief Medical Officer since July 2017. From May 2015 to June 2017, Dr. Pandite served as Head of Global Clinical Development and Senior Vice President at Adaptimmune Therapeutics plc (Nasdaq: ADAP), a clinical-stage biopharmaceutical company, where she was responsible for clinical development of the company’s immuno-oncology pipeline. From May 2001 to April 2015, Dr. Pandite served in a number of roles at GlaxoSmithKline plc (NYSE: GSK), including as Vice President, Medicines Development Leader, and Head Unit Physician for Oncology. Dr. Pandite was an attending physician at Sylvester Comprehensive Cancer Center/Jackson Memorial Hospital in Miami from January 1998 to November 2000 and at Dana Farber Cancer Institute in Boston from July 1993 to August 1996, and has held academic appointments at Harvard University and the University of Miami. She served on the board of Codiak BioSciences, Inc. (formerly Nasdaq: CDAK) from August 2021 to July 2023. She earned her M.B.Ch.B. from the University of Liverpool, England and her M.B.A. from Duke University.

Casi DeYoung. Ms. DeYoung has served as our Chief Business Officer since December 2019. From June 2018 to December 2019, Ms. DeYoung served as Vice President and Chief Operating Officer for ImmuneSensor Therapeutics, an immunotherapy-focused biotechnology company, where she was responsible for corporate strategy, start-up operations, intellectual property, oversight of the company’s first IND filing and the initiation of a first-in-human Phase I clinical trial. She served as Chief Business Officer at Mirna Therapeutics, Inc., an oncology-focused biopharmaceutical company, from March 2014 to June 2017, Vice President of Business

Development at Reata Pharmaceuticals, Inc. (Nasdaq: RETA), a clinical-stage biopharmaceutical company, from May 2008 to December 2013, Vice President of Business Development at ODC Therapy, Inc., a cancer immunotherapy company, from November 2005 to March 2008, and in various roles at EMD Pharmaceuticals, Inc., a subsidiary of Merck KGaA, and Merck KGaA (OTCMKTS: MKKGY) from 2000 to 2005. Ms. DeYoung earned her B.S. in Chemistry from Southwestern University and her M.B.A. from the McCombs School of Business at the University of Texas at Austin.

Andrew R. Neill. Mr. Neill has served as our Chief Financial Officer since March 2021. He previously served as our Vice President of Finance and Corporate Development from July 2020 to March 2021 and as our Vice President of Corporate Development and Strategy from May 2017 to July 2020. From August 2010 to August 2016, Mr. Neill was the co-founder of Lumos Pharma, Inc., a biopharmaceutical company focused on developing therapeutics for genetic rare diseases acquired by Double Point. From March 2009 to February 2014, Mr. Neill served as an analyst at Innovations in Drug Development, LLC, a pharmaceutical and biotechnology research management consulting company. Mr. Neill earned his B.B.A. from Texas Christian University and his M.B.A. with majors in Health Care Management and Finance from The Wharton School at the University of Pennsylvania, where he was a Kaiser Fellow.

Stephen Stout, Ph.D. Mr. Stout has served as our General Counsel, Corporate Secretary and Chief Ethics and Compliance Officer since May 2023. He previously served as our Vice President of Intellectual Property from January 2022 through April 2023, and as our Intellectual Property Counsel from April 2021 through December 2021. Prior to that, Mr. Stout served as Special Counsel at Baker Botts L.L.P., a law firm, from October 2019 to March 2021 and in various roles at Vinson & Elkins LLP, a law firm, from October 2007 to October 2019, including as Partner from January 2016 to October 2019. During his time in private practice, he focused on federal litigation, particularly in intellectual property and technology disputes involving life sciences and digital media. He served on the board of directors for Volunteer Legal Services of Central Texas, a non-profit organization that provides legal services to low-income clients, from 2018 to 2022. Mr. Stout earned his J.D., with honors, from the University of Texas School of Law, his Ph.D. from the University of Texas at Austin, his M.S. from Louisiana State University and his B.S. from Texas A&M University. He is admitted to practice law in Texas and before the U.S. Patent & Trademark Office.

EXECUTIVE COMPENSATION

This section provides an overview of our executive compensation program. We are considered a “smaller reporting company” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), for purposes of the SEC’s executive compensation disclosure rules. Accordingly, our reporting obligations with respect to our “named executive officers” (“NEOs”) extend only to the individuals who serve as the principal executive officer and the next two most highly compensated executive officers as of the end of the prior fiscal year, as well as up to two additional individuals for whom disclosure would have been provided based on their compensation levels but for the fact that the individual was not serving as an executive officer at the end of the prior fiscal year.

Our NEOs for 2025, which consist of our principal executive officer and the next two most highly-compensated executive officers who served during the year ended December 31, 2025, are:

•	Dr. Taylor Schreiber, our Chief Executive Officer;

•	Mr. Andrew R. Neill, our Chief Financial Officer; and

•	Dr. Arunthathy Nirmalini (Lini) Pandite, our Chief Medical Officer.

2025 Summary Compensation Table

The following table summarizes the compensation awarded to, earned by or paid to our NEOs for 2025 and 2024.

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)
Taylor Schreiber, M.D., Ph.D.	2025	565,600	—	656,531	296,940	13,692	1,532,763
Chief Executive Officer	2024	560,000	—	2,473,847	168,000	14,560	3,216,407
Arunthathy Nirmalini (Lini) Pandite, M.B.Ch.B.	2025	502,980	—	197,746	211,252	20,667	932,645
Chief Medical Officer	2024	498,000	468,933	740,774	119,520	22,134	1,849,361
Andrew R. Neill	2025	467,160	—	205,226	196,207	14,840	883,433
Chief Financial Officer	2024	458,000	570,085	900,565	109,920	14,016	2,052,586

(1)

Amounts shown in this column represent the aggregate grant date fair value (calculated in accordance with FASB Accounting Standards Codification Topic 718) of equity awards granted during the year. A description of the methodologies and assumptions we use to value equity awards and the manner in which we recognize the related expense are described in Note 10, Stock-Based Compensation and Employee Benefit Plans, to our financial statements in our Annual Report. These amounts may not correspond to the actual value eventually realized by each NEO because the value depends on the market value of our common stock at the time the award is exercised or settled, as applicable, and retention of the award through the applicable vesting period.

(2)	Following the end of the fiscal year, we awarded each of our NEOs bonuses in respect of our performance in the prior fiscal year based on the achievement of individual and Company performance goals.

(3)	Represents the sum of the Company’s 401(k) plan matching contributions, and life and AD&D insurance premiums paid on behalf of each of our NEOs.

Narrative Disclosure to Summary Compensation Table

The objectives of the Compensation Committee’s compensation philosophy are to attract, retain, and motivate superior executive talent through providing incentives that reward the achievement of performance goals correlated to enhancing shareholder value and aligning the executive’s interests with those of shareholders through long-term incentives linked to specific performance. The Compensation Committee makes use of peer company and market survey data to assess compensation positioning with adjustments based on experience, scope of position and individual performance.

Peer Group

In August 2024, our Compensation Committee, in consultation with Aon, its independent compensation consultant, established a peer group, including companies in the biotechnology industry with similar business and financial profiles. In establishing the peer group, selection criteria included preferences for U.S.-based, early clinical stage companies focused on oncology and autoimmune indications, with capitalizations ranging from $100 million to $700 million, between 25 to 300 employees, and that had gone public within the prior five years. The peer group, which was approved by the Compensation Committee, and used in establishing executive compensation for 2025, includes the following companies:

ALX Oncology	HOOKIPA Pharma	ORIC Pharmaceuticals
BioAtla	IGM Biosciences	PMV Pharmaceuticals
Black Diamond Therapeutics	Ikena Oncology	Precigen
Century Therapeutics	Iteos Therapeutics	Precision BioSciences
CytomX Therapeutics	Kezar Life Sciences	Prelude Therapeutics
Gritstone bio	Mersana Therapeutics	Sutro Biopharma

Employment Agreements

We are party to employment agreements with each of our NEOs, which provide for each NEO’s initial base salary, initial target annual bonus amount and eligibility to participate in the Company’s employee benefit plans. The agreements also provide for employment on an at-will basis and thus either party may terminate at any time for any or no reason, subject to 30 days’ notice for Dr. Schreiber and the severance provisions described under “Post-Employment Compensation and Change in Control Payments and Benefits” below.

Elements of Compensation

Base Salary

Each NEO’s base salary is an annual fixed amount compensating the NEO for performing their job functions. Base salaries are evaluated annually by the Compensation Committee and determined based on peer group data provided by Aon and each NEO’s experience and skillset. Effective January 1, 2025, the Compensation Committee approved (or recommended to the Board and the Board approved, for Dr. Schrieber) an increase to each NEO’s base salary of approximately 1% to 2%, resulting in the following base salaries: for Dr. Schreiber, $565,000; for Dr. Pandite, $502,980; and for Mr. Neill, $467,160.

2025 Annual Bonus Program

At the beginning of 2025, the Compensation Committee established overall corporate performance goals and a methodology by which employees, including each of our NEOs, would be awarded an annual bonus based on achievement of the corporate performance goals. In addition, the Compensation Committee established that each of our NEOs would be eligible for bonus awards with a target bonus equal to 50% of base salary for Dr. Schreiber and 40% of base salary for each of Dr. Pandite and Mr. Neill.

The corporate performance goals included key milestones with respect to the development of SL-325 and SL-425, continued research and development activities related to certain preclinical compounds, and other corporate and business development objectives. Personal responsibility for achievement of, and individual performance in support of, the enumerated corporate goals was also evaluated by the Compensation Committee in assessing final performance for the year. Following its assessment of the level of achievement of the corporate goals in December 2025, the Compensation Committee approved final bonus payments to the NEOs based on achievement of corporate performance goals at 105% of target and the evaluation of each NEO’s individual performance as follows: for Dr. Schreiber, $296,940, for Dr. Pandite, $211,252 and for Mr. Neill, $196,207. Such bonus payments were made in February 2026.

2025 Annual Equity Awards

In January 2025, we awarded each of our NEOs annual equity awards in the form of stock options. In determining the size of annual equity awards, the Compensation Committee targets a specified percentage of the Company’s common stock (on a diluted basis including outstanding pre-funded warrants) based on peer group data provided by Aon, an assessment of each NEO’s performance and the retentive value of the NEO’s outstanding vested and unvested equity awards. For 2025, the Compensation Committee determined to grant stock options representing the following approximate ownership percentages: 1.36% for Dr. Schreiber, 0.41% for Dr. Pandite and 0.43% for Mr. Neill. The 2025 stock options vest as to 25% on the first anniversary of the date of grant and monthly thereafter through the fourth anniversary of the date of grant. See the “2025 Summary Compensation Table” above and “Outstanding Equity Awards at 2025 Fiscal-Year End Table” below for further information with respect to these awards.

Outstanding Equity Awards at 2025 Fiscal-Year End Table

The following table sets forth information regarding outstanding equity awards as of December 31, 2025 for each of our NEOs. All Company stock options granted prior to the completion of our initial public offering (“IPO”) in October 2020 were granted under the Shattuck Labs, Inc. 2016 Stock Incentive Plan. Such plan was discontinued in connection with the IPO and outstanding awards thereunder were cancelled and replaced with equivalent awards under the Shattuck Labs, Inc. 2020 Equity Incentive Plan (the “2020 Plan”). All equity awards granted following October 2020 were granted under the 2020 Plan.

		Option Awards(1)					Stock Awards(2)
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Option (#)	Options Exercise Price ($)	Option Expirations Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)
Taylor Schreiber,	8/6/2020	176,597	—	—	4.67	8/6/2030	—	—
M.D., Ph.D.	12/22/2020	27,563	—	—	53.02	12/22/2030	—	—
	1/10/2022	—	—	178,150	7.43	1/10/2032	—	—
	1/25/2023	162,000	—	—	3.57	1/25/2033	—	—
	1/12/2024	158,172	171,928	—	9.41	1/12/2034	—	—
	1/28/2025	—	684,600	—	1.18	1/28/2035	—	—
Arunthathy Nirmalini (Lini) Pandite,	9/19/2018	63,705	—	—	2.95	9/19/2028	—	—
M.B.Ch.B	8/6/2020	82,200	—	—	4.67	8/6/2030	—	—
	12/22/2020	27,563	—	—	53.02	12/22/2030	—	—
	1/10/2022	68,028	1,447	—	7.43	1/10/2032	—	—
	1/10/2022	—	—	—	—	—	8,684	31,697
	1/25/2023	50,858	18,892	—	3.57	1/25/2033
	1/25/2023	—	—	—	—	—	18,937	69,120
	1/10/2024	44,538	48,412	—	10.09	1/10/2034	—	—
	1/10/2024	—	—	—	—	—	34,856	127,224
	1/28/2025	—	206,200	—	1.18	1/28/2035	—	—

		Option Awards(1)					Stock Awards(2)
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Option (#)	Options Exercise Price ($)	Option Expirations Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)
Andrew R. Neill	9/19/2018	43,705	—	—	2.95	9/19/2028	—	—
	12/4/2019	68,500	—	—	3.17	12/4/2029	—	—
	8/6/2020	20,550	—	—	4.67	8/6/2030	—	—
	12/22/2020	14,608	—	—	53.02	12/22/2030	—	—
	1/10/2022	65,261	1,389	—	7.43	1/10/2032	—	—
	1/10/2022	—	—	—	—	—	8,331	30,408
	1/25/2023	50,932	18,918	—	3.57	1/25/2033	—	—
	1/25/2023	—	—	—	—	—	17,462	63,736
	1/10/2024	54,145	58,855	—	10.09	1/10/2034	—	—
	1/10/2024	—	—	—	—	—	42,375	154,669
	1/28/2025	—	214,000	—	1.18	1/28/2035	—	—

(1)

Each option award expires on the tenth anniversary of the date of grant. Except with respect to Dr. Schreiber’s January 10, 2022 and January 25, 2023 stock option awards, 25% of each stock option award vests on the one-year anniversary of the grant date (or the vesting commencement date specified in the award agreement for 2020 grants) and the remainder of the shares underlying the options vest in equal installments over the next 36 months, subject to the applicable NEO’s continued service through each such vesting date. Dr. Schreiber’s January 2022 stock option award will only vest upon the Company’s common stock achieving a price per share of at least $18.00 for 30 consecutive trading days. Dr. Schreiber’s January 2023 stock option award was eligible to vest in three equal tranches upon the Company’s common stock achieving a price per share of $4.00, $5.00 and $6.00 for 30 consecutive trading days, which occurred in January 2024.

(2)	Each restricted stock unit award vests in four equal installments on each anniversary of the grant date, subject to the applicable NEO’s continued service through each such vesting date.
(3)	Amounts in this column reflect the value of outstanding restricted stock units as of December 31, 2025, based on a per share price of $3.65, the closing price of our common stock on December 31, 2025.

Other Narrative Disclosure

Post-Employment Compensation and Change in Control Payments and Benefits

Pursuant to the terms of the employment agreements with each of the NEOs, upon a termination without cause or resignation with good reason not in connection with a change in control, the NEO will receive, subject to the NEO’s execution and non-revocation of a release of claims in favor of the Company, or the Release Condition, and continued compliance with restrictive covenants: (i) severance payments equal to one times the NEO’s annual base salary, (ii) any earned but unpaid prior year annual bonus and a pro-rata annual bonus for the year of termination based on actual performance, (iii) accelerated vesting of all unvested equity awards granted on or prior to December 1, 2020 (with performance-based awards earned at the target level of performance) and (iv) payment of COBRA premiums for up to 12 months, or, if sooner, until eligible for similar coverage through another employer. If the NEO is terminated without cause or resigns for good reason within 30 days prior to, or 12 months following, a change in control, then the NEO severance multiplier will be increased from one to 1.5 and will apply to both the executive’s annual base salary and target annual bonus, all outstanding equity awards will fully accelerate regardless of grant date, and the maximum COBRA premium payment period will be extended from 12 to 18 months. Severance payments remain subject to the Release Condition and compliance with restricted covenants.

“Good Reason” under each of the NEO employment agreements generally means the occurrence of any of the following events, without the executive’s consent, provided, in each case, that such event is not cured within 30 days after the Company receives notice from the executive specifying in reasonable detail the event constituting Good Reason: (i) failure to pay the annual base salary or annual bonus when due, (ii) a reduction in the annual base salary or annual bonus, (iii) any diminution in the executive’s title or any substantial and sustained diminution in the executive’s duties or (iv) a required relocation of the executive’s primary work location by more than 25 miles.

“Cause” under each of the NEO employment agreements generally means: (i) indictment for, conviction of, or a plea of nolo contendere to, (x) a felony (other than traffic-related) under the laws of the United States or any state thereof or any similar criminal act in a jurisdiction outside the United States or (y) a crime involving moral turpitude that could be injurious to the Company or its reputation, (ii) willful malfeasance or willful misconduct which is materially and demonstrably injurious to the Company, (iii) any act of fraud in the performance of executive’s duties or (iv) a material breach of any agreement with the Company or any of the Company’s material policies.

“Change in Control” under each of the NEO employment agreements generally means the occurrence of one or more of the following events: (i) any “person” (as such term is used in Sections 3(a)(9) and 13(d) of the Exchange Act) or “group” (as such term is used in Section 13(d)(3) of the Exchange Act), other than the Company or its subsidiaries or any benefit plan of the Company or its subsidiaries is or becomes a “beneficial owner” (as such term is used in Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the voting stock of the Company; (ii) the Company transfers all or substantially all of its assets (unless the stockholders of the Company immediately prior to such transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the voting stock of the Company, all of the voting stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company or the Company’s ultimate parent company if the Company is a subsidiary of another corporation); or (iii) any merger, reorganization, consolidation or similar transaction unless, immediately after consummation of such transaction, the stockholders of the Company immediately prior to the transaction hold, directly or indirectly, more than 50% of the voting stock of the Company or the Company’s ultimate parent company if the Company is a subsidiary of another corporation.

Each employment agreement provides that, to the extent that any payments would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code (the “Code”), each executive will be entitled to receive either: (a) the full amount of payments and benefits in connection with their employment with the Company or (b) a portion of the payments and benefits having a value equal to $1 less than three times the NEO’s “base amount” (as defined in Section 280G(b)(3)(A) of the Code), whichever results in the receipt of the greater amount on an after-tax basis.

Other Benefits

We offer our eligible full-time employees, including our NEOs, the opportunity to participate in our tax-qualified 401(k) plan. Employees can contribute 1% to 99% of their eligible earnings up to the Internal Revenue Service’s annual limits on a before-tax basis. During 2025, we provided a 100% match of the first 3% and 50% match of the following 2% of eligible compensation, and beginning January 1, 2026 we provide a 100% match of the first 5% of eligible compensation contributed. The matches we provided to our NEOs in 2025 are reflected in the “All Other Compensation” column of the 2025 Summary Compensation Table above. The matching funds that we provide are 100% vested. We maintain an employee stock purchase plan in order to enable eligible employees to purchase shares of our common stock at a discount. We do not maintain any defined benefit pension plans or any nonqualified deferred compensation plans.

Incentive Compensation Clawback Policy
We have adopted a Rule
10D-1
Clawback Policy, which is intended to comply with the requirements of Nasdaq Listing Standard 5608 implementing Rule
10D-1
under the Exchange Act. In the event the Company is required to prepare an accounting restatement of the Company’s financial statements due to material non-compliance
with any financial reporting requirement under the federal securities laws, the Company will recover, on a reasonably prompt basis, the excess incentive-based compensation received by any covered executive during the prior three fiscal years that exceeds the amount that the executive otherwise would have received had the incentive-based compensation been determined based on the restated financial statements.
Insider Trading Policies and Prohibitions on Hedging
We have adopted insider trading policies and procedures governing the purchase, sale and other transactions in Company securities by the Company’s directors, officers, employees and consultants, as well as the Company itself, that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations and Nasdaq listing standards.
Our Insider Trading Policy includes provisions that prohibit our employees, officers, directors and consultants from engaging in, with respect to Company securities: (a) short-term trading; (b) short sales; (c) transactions involving publicly traded options or other derivatives, such as trading in puts or calls with respect to Company securities; and (d) hedging transactions.
Practices on Timing of Equity Awards
We do not have any program, plan or obligation that requires us to grant equity awards on specified dates. We also do not have any program, plan or practice to time award dates of stock option grants to our executive officers in coordination with the release of material nonpublic information and typically aim to make equity grants during an open trading window. Equity awards may occasionally be granted following a significant change in job responsibilities or to meet special retention or performance objectives. During 2025, we did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation, and no stock options were granted to any NEO during any period beginning four business days before and ending one business day after the filing of our Annual Report on
10-K
or any Quarterly Report on
10-Q
or the filing or furnishing of any Current Report on Form
8-K
that discloses material nonpublic information.

PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between executive “compensation actually paid” and certain financial performance of the Company. For further information concerning the Company’s pay for performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Executive Compensation.”

Year	Summary Compensation Table Total for CEO (1) ($)	Compensation Actually Paid to CEO (2) ($)	Average Summary Compensation Table Total for Non-CEO NEOs (3) ($)	Average Compensation Actually Paid to Non-CEO NEOs (4) ($)	Value of Initial Fixed $100 Investment Based On Total Stockholder Return (5) ($)	Net Income (Loss) (6) ($ in thousands)
2025	1,532,763	3,352,474	908,039	1,669,887	51.19	(48,809)
2024	3,216,407	1,082,492	1,950,974	281,700	16.97	(75,410)

(1)
The dollar amounts reported in column (b) are the amounts reported for Dr. Schreiber (the Company’s Chief Executive Officer) for each of the corresponding years in the “Total” column of the in our Summary Compensation Table. Refer to the “Executive Compensation – 2025 Summary Compensation Table”.

(2)
The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Dr. Schreiber, as computed in accordance with Item 402(v) of Regulation
S-K
and do not reflect the total compensation actually realized or received by Dr. Schreiber. In accordance with these rules, these amounts reflect “Total Compensation” as set forth in the Summary Compensation Table for each year, adjusted as shown below. Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

Compensation Actually Paid to CEO	2025	2024
Summary Compensation Table Total	$1,532,763	$3,216,407
Less, value of “Stock Awards” and “Option Awards” reported in Summary Compensation Table	(656,531)	(2,473,847)
Plus, year-end fair value of outstanding and unvested equity awards granted in the year	2,180,451	153,497
Plus (less), year over year change in fair value of outstanding and unvested equity awards granted in prior years	279,039	—
Plus (less), change in fair value from prior year-end to vesting date of equity awards granted in prior years that vested in the year	16,752	186,435

Compensation Actually Paid to Dr. Schreiber	$3,352,474	$1,082,492

(3)
The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding Dr. Schreiber) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs included for these purposes in each applicable year are Dr. Pandite and Mr. Neill for 2025 and 2024.

(4)
The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Dr. Schreiber), as computed in accordance with Item 402(v) of Regulation
S-K.
In accordance with these rules, these amounts reflect “Total Compensation” as set forth in the Summary Compensation Table for each year, adjusted as shown below. Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of the grant.

Average Compensation Actually Paid to Non-CEO NEOs	2025	2024
Average Summary Compensation Table Total	$908,039	$1,950,974
Less, average value of “Stock Awards” and “Option Awards” reported in Summary Compensation Table	(201,486)	(1,340,179)
Plus, average year-end fair value of outstanding and unvested equity awards granted in the year	669,169	108,742
Plus (less), average year over year change in fair value of outstanding and unvested equity awards granted in prior years	283,084	(518,168)
Plus (less), average change in fair value from prior year-end to vesting date of equity awards granted in prior years that vested in the year	11,081	80,331

Average Compensation Actually Paid to Non-CEO NEOs	$1,669,887	$281,700

(5)
Total Stockholder Return (“TSR”) is calculated by dividing (a) the sum of (i) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (ii) the difference between the Company’s share price at the end of each fiscal year shown and the beginning of the measurement period, by (b) the Company’s share price at the beginning of the measurement period. The beginning of the measurement period for each year in the table is December 30, 2023, the last trading day prior to fiscal 2024.

(6)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
Description of Certain Relationships between Information Presented in the Pay Versus Performance Table
While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay Versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance and, therefore, does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with SEC rules) for a particular year. In accordance with SEC rules, the Company is providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.

Compensation Actually Paid Versus TSR
$4,000,000
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$-
Compensation Actually Paid
$56
$48
$40
$32
$24
$16
$8
$-
Cumulative TSR
2024
2025
Dr. Schreiber CAP
Average Non-PEO NEO CAP
STTK Cumulative TSR

Compensation Actually Paid Versus Net Loss
Compensation Actually Paid
$4,000,000
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$-
Net Loss ($ in thousands)
$-
$(10,000)
$(20,000)
$(30,000)
$(40,000)
$(50,000)
$(60,000)
$(70,000)
$(80,000)
2024
2025
Dr. Schreiber CAP
Average Non-PEO NEO CAP
Net Loss

CERTAIN INFORMATION ABOUT OUR COMMON STOCK

Security Ownership of Certain Beneficial Owners and Management

The following table presents information regarding beneficial ownership of our common stock as of March 15, 2026 (except as otherwise indicated in the footnotes to the table) by:

•	each stockholder or group of stockholders known by us as of such date to be the beneficial owner of more than 5% of our outstanding common stock;

•	each of our directors and nominees;

•	each of our NEOs; and

•	all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, and thus represents voting or investment power with respect to our securities. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days after the date of this table. To our knowledge and subject to applicable community property rules, and except as otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned.

The percentage ownership information shown in the column titled “Shares Beneficially Owned –Percentage” in the table below is based on 75,394,973 shares of our common stock outstanding as of the date of this table (plus any shares that such person has the right to acquire within 60 days after the date of this table). Unless otherwise indicated, the address of each individual listed in this table is the Company’s address set forth on the first page of this Proxy Statement.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage
Greater than 5% Holders
Entities affiliated with Prosight Management, LP(1)	7,890,185	9.99%
Entities affiliated with Redmile Group, LLC(2)	7,754,724	9.99%
Entities affiliated with Adage Capital Partners L.P.(3)	7,666,127	9.99%
Entities affiliated with OrbiMed Advisors LLC(4)	7,666,127	9.99%
T. Rowe Price Investment Management, Inc.(5)	7,373,891	9.78%
Named Executive Officers, Directors and Nominees
Taylor Schreiber, M.D., Ph.D.(6)	3,505,627	4.60%
Arunthathy Nirmalini (Lini) Pandite, M.B.Ch.B.(7)	601,928	*
Andrew R. Neill(8)	670,076	*
Mona Ashiya, Ph.D.	—	—
Daniel Baker, M.D.	—	—
Helen M. Boudreau(9)	196,506	*
Neil Gibson, Ph.D.(10)	223,906	*
George Golumbeski, Ph.D.(11)	295,644	*
Clay Siegall, Ph.D.(12)	306,081	*
All Executive Officers and Directors as a group (12 persons)(13)	6,926,828	8.79%

*	Represents beneficial ownership of less than one percent.
(1)

Based on a Schedule 13G/A filed on November 13, 2025, and consists of: (i) 398,022 shares held by Prosight Fund, LP (“Prosight Fund”), (ii) 1,192,668 shares held by Prosight Plus Fund, LP (“Prosight Plus Fund”), (iii) 2,734,495 shares held in certain separate managed accounts (the “Managed Accounts”) and (iv) 3,565,000 shares underlying pre-funded warrants. Excludes certain shares underlying pre-funded warrants and common warrants, the exercise of which is subject to a beneficial ownership limitation of 9.99% of the shares of common stock issued and outstanding; based on Company discussions with the entity, some or all of these common warrants and pre-funded warrants may have been subsequently exercised for shares of common stock and sold. Prosight Management, LP (“Prosight Management”) is the general partner and investment manager of, and may be deemed to indirectly beneficially own securities owned by, Prosight Fund and Prosight Plus Fund. Prosight Management is a sub-advisor for the Managed Accounts and may be deemed to indirectly beneficially own securities owned by the Managed Accounts. Prosight Partners, LLC (“Prosight Partners”) is the general partner of, and may be deemed to beneficially own, securities beneficially owned by Prosight Management. W. Lawrence Hawkins is the sole manager of, and may be deemed to beneficially own securities beneficially owned by, Prosight Partners. Prosight Fund disclaims beneficial ownership of the shares held by each of the Managed Accounts and Prosight Plus Fund. Prosight Plus Fund disclaims beneficial ownership of the shares held by each of the Managed Accounts and Prosight Fund. The business address of each person and entity listed above is c/o Prosight Management, LP, 5956 Sherry Lane, Suite 1365, Dallas, Texas 75225.
(2)

Based on a Schedule 13D/A filed on August 26, 2025, and consists of: (i) 456,784 shares held by Redmile Capital Fund, L.P., (ii) 494,932 shares held by Redmile Capital Offshore Master Fund, Ltd., (iii) 374,149 shares held by Redmile Capital Offshore II Master Fund, Ltd., (iv) 301,022 shares held by Redmile Strategic Long Only Trading Sub, Ltd., (v) 467,910 shares held by Redmile Strategic Trading Sub, Ltd., (vi) 3,338,997 shares held by Redmile Biopharma Investments II, L.P., (vii) 105,930 shares held by RedCo I, L.P. (together, the “Redmile Funds”) and (viii) 146,086 shares underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date held by Mr. Lee. Mr. Lee is a former member of our Board and a Co-Founder and Managing Director of Redmile. The stock options were granted to Mr. Lee in connection with his prior service as a member of our Board. Pursuant to the policies of Redmile, Mr. Lee holds the stock options as a nominee on behalf, and for the sole benefit, of Redmile and has assigned all economic, pecuniary and voting rights in respect of the stock options to Redmile. In addition, Redmile and Jeremy C. Green may also be deemed to beneficially own 11,296,283 shares underlying pre-funded warrants and common warrants held directly by the Redmile Funds, subject in each case to a beneficial ownership limitation of 9.99% of the shares of common stock issued and outstanding. This aggregate number of warrants is comprised of (i) 549,386 shares underlying pre-funded warrants and 549,386 shares underlying common warrants held by Redmile Capital Fund, L.P., (ii) 468,465 shares underlying pre-funded warrants and 468,465 shares underlying common warrants held by Redmile Capital Offshore Master Fund, Ltd., (iii) 1,539,645 shares underlying pre-funded warrants and 306,231 shares underlying common warrants held by Redmile Strategic Long Only Trading Sub, Ltd., (iv) 632,537 shares underlying pre-funded warrants and 315,540 shares underlying common warrants held by Redmile Strategic Trading Sub, Ltd., (v) 3,598,835 shares underlying pre-funded warrants and 2,048,423 shares underlying common warrants held by Redmile Biopharma Investments II, L.P., and (vi) 409,685 shares underlying pre-funded warrants and 409,685 shares underlying common warrants held by RedCo I, L.P. Beneficial ownership excludes 9,227,369 shares underlying either the pre-funded warrants or common warrants, the exercise of which is subject to a beneficial ownership limitation of 9.99% of the shares of common stock issued and outstanding. Redmile is the investment manager to each of the Redmile Funds and, in such capacity, exercises voting and investment power over all of the shares held by the Redmile Funds and may be deemed to be the beneficial owner of these shares. Mr. Green serves as the managing member of Redmile and also may be deemed to be the beneficial owner of these shares. Redmile and Mr. Green each disclaim beneficial ownership of these securities, except to the extent of its or his pecuniary interest in such shares, if any. The business address of each person and entity listed above is c/o Redmile Group, LLC, One Letterman Drive, Building D, Suite D3-300, San Francisco, California 94129.

(3)

Based on Company records and a Schedule 13G/A filed on February 12, 2025, and consists of: (i) 6,306,127 shares and (ii) 1,360,000 shares underlying pre-funded warrants held by Adage Capital Partners, L.P. (“ACP”). Excludes (i) 1,362,712 shares underlying pre-funded warrants and (ii) 4,353,839 shares underlying common warrants, the exercise of which is subject to a beneficial ownership limitation of 9.99% of the shares of common stock issued and outstanding. Adage Capital Management, L.P. (“ACM”) is the investment manager of ACP and holds shared voting and dispositive power over the shares held by ACP. Robert Atchinson as

(i) managing member of Adage Capital Advisors, L.L.C. (“ACA”), managing member of Adage Capital Partners GP, L.L.C. (“ACPGP”), general partner of ACP and (ii) managing member of Adage Capital Partners LLC (“ACPLLC”), general partner of ACM, holds shared voting and dispositive power over the shares held by ACP. Phillip Gross as (i) managing member of ACA, managing member of ACPGP, and (ii) managing member of ACPLLC, general partner of ACM, holds shared voting and dispositive power with respect to the shares held by ACP. The business address of each person and entity listed above is 200 Clarendon Street, 52nd Floor, Boston, Massachusetts 02116.
(4)

Based on a Schedule 13D filed on September 2, 2025, and consists of: (i) 5,255,106 shares and 1,133,288 shares underlying pre-funded warrants held by OrbiMed Private Investments IX, LP (“OPI IX”) and (ii) 1,051,021 shares and 226,712 shares underlying pre-funded warrants held by OrbiMed Genesis Master Fund, L.P. (“Genesis”). Excludes (i) 8,978,096 shares underlying pre-funded warrants and 15,366,490 shares underlying common warrants held by OPI IX and (ii) 1,795,565 shares underlying pre-funded warrants and 3,073,298 shares underlying common warrants held by Genesis, the exercise of which is subject to a beneficial ownership limitation of 9.99% of the shares of common stock issued and outstanding. OrbiMed Capital GP IX LLC (“OrbiMed GP”) is the general partner of OPI IX and OrbiMed is the managing member of OrbiMed GP. As a result, OrbiMed and OrbiMed GP share power to direct the vote and disposition of the shares held by OPI IX and may be deemed directly or indirectly, including by reason of their mutual affiliation, to be the beneficial owners of the shares held by OPI IX. OrbiMed Genesis GP LLC (“OrbiMed Genesis”) is the general partner of Genesis, and OrbiMed is the managing member of OrbiMed Genesis. As a result, OrbiMed and OrbiMed Genesis share power to direct the vote and disposition of the shares held by Genesis and may be deemed, directly or indirectly, including by reason of their mutual affiliation, to be the beneficial owners of the shares held by Genesis. OrbiMed exercises this investment and voting power through a management committee comprised of Carl L. Gordon, Sven H. Borho and W. Carter Neild, each of whom disclaims beneficial ownership of the shares held by OPI IX and Genesis. The business address of each entity listed above is 601 Lexington Avenue, 54th Floor, New York, New York 10022.

(5)

Based on a Schedule 13G filed on February 6, 2026, and consists of 7,373,891 shares over which T. Rowe Price Investment Management, Inc. holds sole voting and dispositive power. The business address of the entity listed above is 1307 Point Street, Baltimore, Maryland 21231.

(6)

Consists of (i) 2,610,750 shares held by Houghton Capital Holdings, LLC, which is controlled by Dr. Schreiber, (ii) 96,612 shares held in Dr. Schreiber’s name, (iii) 25,610 shares underlying common stock warrants and (iv) 772,655 shares underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.

(7)	Consists of (i) 183,655 shares and (ii) 418,273 shares underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.
(8)

Consists of (i) 202,492 shares, (ii) 64,027 shares underlying common stock warrants and (iii) 403,557 shares underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.

(9)	Consists of 196,506 shares underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.
(10)	Consists of (i) 52,745 shares and (ii) 171,161 shares underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.
(11)	Consists of (i) 54,613 shares and (ii) 241,031 shares underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.
(12)

Consists of (i) 128,054 shares, (ii) 128,054 shares underlying common stock warrants and (iii) 49,973 shares underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.

(13)

Consists of (i) 3,502,640 shares, (ii) 235,618 shares underlying common stock warrants, (iii) 3,184,595 shares underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date and (iv) 3,975 shares underlying restricted stock units that will become exercisable within 60 days after the date of this table.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, officers and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. To our knowledge, based solely on our review of Forms 3, 4 and 5 filed with the SEC, or written representations that no Form 5 was required, during the year ended December 31, 2025, we believe that our directors, officers and persons who beneficially own more than 10% of a registered class of our equity securities timely filed all reports required under Section 16(a) of the Exchange Act, except that, due to administrative error, one Form 4 reporting one transaction was filed late with respect to Dr. Ashiya and one Form 4 reporting six transactions were filed late with respect to OrbiMed.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table contains information about our equity compensation plans as of December 31, 2025. As of such date, we had outstanding awards under three equity compensation plans: our 2016 Stock Incentive Plan, our 2020 Plan and our 2020 Employee Stock Purchase Plan (the “2020 ESPP”).

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(2)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	9,129,892	$5.25	5,371,224
Equity compensation plans not approved by security holders	—	—	—

Total	9,129,892	$5.25	5,371,224

(1)	The weighted-average exercise price does not take into account shares issuable upon vesting of outstanding restricted stock unit awards, which have no exercise price.
(2)

Includes 3,741,270 shares available for grant under the 2020 Plan and 1,629,954 shares available for grant under the 2020 ESPP, including 30,916 shares subject to purchase during the purchase periods in effect as of December 31, 2025. Excludes 2,531,194 shares that were added to the 2020 Plan on January 1, 2026 pursuant to the evergreen provision thereunder that provides for an automatic annual increase on January 1 of each year until January 1, 2030 equal to 4% of our outstanding shares as of the preceding December 31 (or such lesser amount as approved by the Board). There was no annual increase under the 2020 ESPP in 2026, but such plan also provides for an automatic annual increase on January 1 of each year until January 1, 2030 equal to 1% of our outstanding shares as of the preceding December 31, or such lesser amount as approved by the Board.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a summary of each transaction or series of similar transactions since January 1, 2024 or any currently proposed transaction, to which we were or are a party in which:

•	the amount involved exceeds $120,000; and

•

any related person (including our directors, executive officers, beneficial owners of more than 5% of our common stock, and any members of their immediate family) had or will have a direct or indirect material interest, other than compensation and other arrangements that are described under the section titled “Executive Compensation” or that were approved by our Compensation Committee.

Beneficial ownership of securities is determined in accordance with the rules of the SEC.

Related Party Transactions

2025 Private Placement

In August 2025, pursuant to the Securities Purchase Agreement, the Company issued and sold 15,225,158 shares of common stock, pre-funded warrants to purchase up to 37,410,188 shares of common stock and accompanying common stock warrants to purchase up to 52,635,346 shares of common stock in a private placement offering (the “Private Placement”) with certain institutional accredited investors (the “Purchasers”). In January 2026, 3,100,000 pre-funded warrants were exercised. In January 2026, 4,866,055 common stock warrants were exercised in exchange for 4,866,055 pre-funded warrants with an exercise price of $0.0001 for gross proceeds of $5.3 million, all such pre-funded warrants were subsequently exercised in March 2026. Certain beneficial owners of more than 5% of our common stock and certain directors and officers participated in the Private Placement, on the same terms as all other Purchasers. The table below sets forth the participation of related parties:

Investor Name and Nature of Relationship	Shares	Share Purchase Price	Shares Underlying Pre-Funded Warrants	Pre-Funded Warrant Purchase Price	Shares Underlying Common Warrants	Aggregate Purchase Price
Greater than 5% Holders
Entities affiliated with OrbiMed (also affiliated with director Dr. Ashiya)	6,306,127	$0.8677	12,133,661	$0.8676	18,439,788	$15,998,991
Prosight Management, LP	—	—	4,866,055	$0.8676	4,866,055	$4,221,789
Adage Capital Partners LP	1,631,127	$0.8677	2,722,712	$0.8676	4,353,839	$3,777,554
Entities affiliated with Redmile (also affiliated with former director, Michael Lee)	—	—	4,097,730	$0.8676	4,097,730	$3,555,191
Executive Officers
Taylor Schreiber	25,610	$0.8677	—	—	25,610	$22,222
Abhinav Shukla	5,122	$0.8677	—	—	5,122	$4,444
Andrew Neill	64,027	$0.8677	—	—	64,027	$55,556
Stephen Stout	12,805	$0.8677	—	—	12,805	$11,111
Directors and Former Directors
Clay Siegall	128,054	$0.8677	—	—	128,054	$111,112
Lennox Investments, LLC – Series 7 (affiliated with former director, Tyler Brous)	1,024,432	$0.8677	—	—	1,024,432	$888,900

In connection with the foregoing, on August 25, 2025, the Company also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers, pursuant to which the Company granted the Purchasers certain registration rights with respect to the shares of common stock issuable upon the exercise of the pre-funded and common stock warrants.

The Company also entered into the Letter Agreement, as described above, pursuant to which Drs. Ashiya and Baker were appointed to our Board. In connection with their appointment, Drs. Ashiya and Baker entered into the Company’s standard form of indemnification agreement, which for Dr. Ashiya was modified to reflect her status as a OrbiMed Designee.

Related Person Transaction Policy

We have adopted a written related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which (i) the amount involved exceeds or is expected to exceed $120,000, (ii) the Company or any of our subsidiaries is a participant and (iii) any related person (as defined above) has or will have a direct or indirect interest. Transactions involving compensation for services provided to us as an employee or director, among other limited exceptions, are deemed to have standing pre-approval by the Audit Committee but may be specifically reviewed if appropriate in light of the facts and circumstances.

Under the policy, if a transaction has been identified as a related person transaction, our Audit Committee must review the material facts and either approve or disapprove of the entry into the transaction. If advance approval of the transaction is not feasible, then the transaction will be considered and, if the Audit Committee determines it to be appropriate, ratified at the next regularly scheduled meeting. In addition, under our Code of Business Conduct and Ethics, our employees and directors have an affirmative responsibility to avoid activities that create or give the appearance of a conflict of interest, and directors and executive officers must consult and seek prior approval of potential conflicts of interest from the Audit Committee. In considering related party transactions, our Audit Committee will take into account the relevant available facts and circumstances including, but not limited to:

•	whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; and

•	the extent of the related person’s interest in the transaction.

OTHER MATTERS

Stockholder Proposals and Director Nominations for Next Year’s Annual Meeting

Pursuant to Rule 14a-8 of the Exchange Act, stockholders who wish to submit proposals for inclusion in the proxy statement for the 2027 Annual Meeting of Stockholders must send such proposals to our Corporate Secretary at the address set forth on the first page of this Proxy Statement. Such proposals must be received by us as of the close of business (6:00 p.m. Eastern Time) on December 9, 2026 and must comply with Rule 14a-8 of the Exchange Act. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.

As set forth in our bylaws, if a stockholder intends to make a nomination for director election or present a proposal for other business (other than pursuant to Rule 14a-8 of the Exchange Act) at the 2027 Annual Meeting of Stockholders, the stockholder’s notice must be received by our Corporate Secretary at the address set forth on the first page of this Proxy Statement no earlier than the 120th day and no later than the 90th day before the anniversary of the last annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder’s notice must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which the first public announcement of the date of such annual meeting is made by the Company. Therefore, unless the 2027 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after the anniversary of the Annual Meeting, notice of proposed nominations or proposals (other than pursuant to Rule 14a-8 of the Exchange Act) must be received by our Corporate Secretary no earlier than January 28, 2027 and no later than the close of business (6:00 p.m. Eastern Time) on February 27, 2027. Any such director nomination or stockholder proposal must be a proper matter for stockholder action and must comply with the terms and conditions set forth in our bylaws. If a stockholder fails to meet these deadlines and fails to satisfy the requirements of Rule 14a-4 of the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal as we determine appropriate. In addition to satisfying the deadlines in the advance notice provisions of our bylaws, a stockholder who intends to solicit proxies in support of nominees submitted under these advance notice provisions for the 2027 Annual Meeting must provide the notice required under Rule 14a-19 of the Exchange Act to our Corporate Secretary in writing not later than the close of business (6:00 p.m. Eastern Time) on March 29, 2027. We reserve the right to reject, rule out of order or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.

Delivery of Documents to Stockholders Sharing an Address

A number of brokerage firms have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders who have the same address and do not participate in electronic delivery of proxy materials will receive only one copy of the proxy materials, including this Proxy Statement, the Notice and our Annual Report on Form 10-K for the year ended December 31, 2025, until such time as one or more of these stockholders notifies us that they wish to receive individual copies. This procedure helps to reduce duplicate mailings and save printing costs and postage fees, as well as natural resources. If you received a “householding” mailing this year and would like to have additional copies of the proxy materials mailed to you, please send a written request to our Corporate Secretary at the address set forth on the first page of this Proxy Statement, or call (512) 900-4690, and we will promptly deliver the proxy materials to you. Please contact your broker if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future, or if you would like to opt out of “householding” for future mailings.

Availability of Additional Information

We will provide, free of charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2025, including exhibits, on the written or oral request of any stockholder of the Company. Please send a written request to our Corporate Secretary at the address set forth on the first page of this Proxy Statement or call the number above.

APPENDIX A:

SHATTUCK LABS, INC.

AMENDED AND RESTATED 2020 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD: SEPTEMBER 29, 2020

AMENDED AND RESTATED: MAY 28, 2026

1.	GENERAL.

(a) Successor to Prior Plan. This Plan is the successor to the Shattuck Labs, Inc. 2016 Stock Incentive Plan, as amended by Amendment No. 1 thereto (the “Prior Plan”). From and after 12:01 a.m. Central time on the Effective Date, no additional stock awards will be granted under the Prior Plan. All stock awards granted under the Prior Plan prior to the Effective Date that remain outstanding on the Effective Date shall be cancelled and replaced with equivalent Awards under this Plan. All Awards granted on or after 12:01 a.m. Eastern Time on the Effective Date are subject to the terms of this Plan.

(b) Eligible Award Recipients. Employees, Directors and Consultants are eligible to receive Awards.

(c) Available Awards. This Plan provides for the grant of the following Awards: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) Stock Appreciation Rights; (iv) Restricted Stock Awards; (v) Restricted Stock Unit Awards; (vi) Performance Stock Awards; (vii) Performance Cash Awards and (viii) Other Stock Awards.

(d) Purpose. The purpose of this Plan, through the granting of Awards, is to provide a means through which the Company may attract able persons to serve as Employees, Directors, or Consultants of the Company or its Subsidiaries and to provide a means whereby those individuals may acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company. A further purpose of the Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company.

2.	ADMINISTRATION.

(a) Administration by Board. The Board will administer this Plan. The Board may delegate administration of this Plan to a Committee or Committees, as provided in Section 2(c).

(b) Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of this Plan:

(i) To determine: (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award;

(ii) To construe and interpret this Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of this Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in this Plan or in any Award Document, in a manner and to the extent it will deem necessary or expedient to make this Plan or Award fully effective;

(iii) To settle all controversies regarding this Plan and Awards granted under it;

(iv) To accelerate, in whole or in part, or to extend, in whole or in part, the time during which an Award may be exercised or vest, or at which cash or shares of Common Stock may be issued;

(v) To suspend or terminate this Plan at any time;

(vi) Except as otherwise provided in this Plan or an Award Document, suspension or termination of this Plan will not materially impair a Participant’s rights under his or her then-outstanding Award without his or her written consent except as provided in subsection (viii) below;

(vii) To amend this Plan in any respect the Board deems necessary or advisable, including, without limitation, adopting amendments relating to Incentive Stock Options and nonqualified deferred compensation under Section 409A of the Code and/or making this Plan or Awards granted under this Plan exempt from or compliant with the requirements for Incentive Stock Options or exempt from or compliant with the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. If required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of this Plan that (A) materially increases the number of shares of Common Stock available for issuance under this Plan, (B) materially expands the class of individuals eligible to receive Awards under this Plan, (C) materially increases the benefits accruing to Participants under this Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under this Plan, (E) materially extends the term of this Plan, or (F) materially expands the types of Awards available for issuance under this Plan. Except as otherwise provided in this Plan (including subsection (viii) below) or an Award Document, no amendment of this Plan will materially impair a Participant’s rights under his or her then-outstanding Award without the Participant’s written consent;

(viii) To submit any amendment to this Plan for stockholder approval, including, but not limited to, amendments to this Plan intended to satisfy the requirements of (A) Section 422 of the Code regarding “incentive stock options” or (B) Rule 16b-3 of the Exchange Act or any successor rule, if applicable;

(ix) To approve forms of Award Documents for use under this Plan and to amend the terms of any one or more outstanding Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Documents for such Awards, subject to any specified limits in this Plan that are not subject to Board discretion. A Participant’s rights under any Award will not be impaired by any such amendment unless the Company requests the consent of the affected Participant, and the Participant consents in writing. However, a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights. In addition, subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code, (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code, (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code, or (D) to comply with other applicable laws or listing requirements;

(x) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of this Plan and/or Award Documents;

(xi) To adopt such procedures and sub-plans as are necessary or appropriate (A) to permit or facilitate participation in this Plan by persons eligible to receive Awards under this Plan who are not citizens of, subject to taxation by, or employed outside, the United States or (B) to allow Awards to qualify for special tax treatment in a jurisdiction other than the United States. Board approval will not be necessary for immaterial modifications to this Plan or any Award Document that are required for compliance with the laws of the relevant jurisdiction; and

(xii) To effect, with the consent of any adversely affected Participant, (A) the reduction of the exercise, purchase or strike price of any outstanding Stock Award; (B) the cancellation of any outstanding Stock Award and the grant in substitution therefore of a new (1) Option or SAR, (2) Restricted Stock Award, (3) Restricted Stock Unit Award, (4) cash award, (5) Other Stock Award and/or (6) award of other valuable consideration determined by the Board, in its sole discretion, with any such substituted award (x) covering the same or a different number of shares of Common Stock as the cancelled Stock Award and (y) granted under this Plan or another equity or compensatory plan of the Company; or (C) any other action that is treated as a repricing under generally accepted accounting principles.

(c) Delegation to Committee.

(i) General. The Board may delegate some or all of the administration of this Plan to a Committee or Committees. If administration of this Plan is delegated to a Committee, the Committee will have, in connection with the administration of this Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee). Any delegation of administrative powers will be reflected in the charter of the Committee to which the delegation is made, or resolutions, not inconsistent with the provisions of this Plan, adopted from time to time by the Board or Committee (as applicable). The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to any subcommittee. Unless otherwise provided by the Board, delegation of authority by the Board to a Committee, or to an Officer or employee pursuant to Section 2(d), does not limit the authority of the Board, which may continue to exercise any authority so delegated and may concurrently administer this Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Rule 16b-3 Compliance. The Committee may consist solely of two or more Non-Employee Directors, in accordance with Rule 16b-3 of the Exchange Act.

(d) Delegation to an Officer. The Board may delegate to one (1) or more Officers the authority to do one or both of the following, to the maximum extent permitted by applicable law: (i) designate Employees who are not Officers to be recipients of Stock Awards and the terms of such Stock Awards; and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards will be granted on a form that is substantially the same as the form of Stock Award Document approved by the Committee or the Board for use in connection with such Stock Awards, unless otherwise provided for in the resolutions approving the delegation authority.

(e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board (or a duly authorized Committee, subcommittee or Officer exercising powers delegated by the Board under this Section 2) in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3.	SHARES SUBJECT TO THIS PLAN.

(a) Share Reserve.

(i) Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Effective Date will not exceed (A) 15,814,208 shares of Common Stock (the “Share Reserve”), which is inclusive of all shares added to the Share Reserve prior to the Restatement Effective Date under Section 3(a)(ii) of the Plan as in effect prior to the Restatement Effective Date, plus (B) any shares of Common Stock added as a result of the “evergreen” provision in Section 3(a)(ii).

(ii) The Share Reserve will automatically increase on January 1st of each year beginning in 2027 and ending with a final increase on January 1, 2030, in an amount equal to four percent (4%) of the total number of shares of Outstanding Capital Stock on December 31st of the preceding calendar year. The Board may provide that there will be no January 1st increase in the Share Reserve for any such year or that the increase in the Share Reserve for any such year will be a smaller number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.

(iii) For clarity, the Share Reserve is a limitation on the number of shares of Common Stock that may be issued under this Plan. As a single share may be subject to grant more than once (e.g., if a share subject to a Stock Award is forfeited, it may be made subject to grant again as provided in Section 3(b) below), the Share Reserve is not a limit on the number of Stock Awards that can be granted.

(iv) Shares may be issued under the terms of this Plan in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c), NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under this Plan.

(b) Reversion of Shares to the Share Reserve. If a Stock Award or any portion of a Stock Award (i) expires, is cancelled or forfeited or otherwise terminates without all of the shares covered by the Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, cancellation, forfeiture, termination or settlement will not reduce (or otherwise offset) the number of shares of Common Stock that are available for issuance under this Plan. If any shares of Common Stock issued under a Stock Award are forfeited back to, reacquired at no cost by, or repurchased at cost by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited, reacquired or repurchased will revert to and again become available for issuance under this Plan. Any shares retained and not issued by the Company in satisfaction of tax withholding obligations on a Stock Award or as consideration for the exercise or purchase price of a Stock Award will not reduce (or otherwise offset) the number of shares of Common Stock that are available for issuance under this Plan. Any shares reacquired by the Company (as distinguished from being retained without issuance by the Company) in satisfaction of tax withholding obligations on a Stock Award, as consideration for the exercise or purchase price of a Stock Award, or with the proceeds paid by the Participant under the terms of a Stock Award, will again become available for issuance under this Plan, but only if such reacquisition occurs during the period beginning on the Effective Date and ending on the tenth (10th) anniversary of the Restatement Effective Date.

(c) Incentive Stock Option Limit. Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued on the exercise of Incentive Stock Options will be 15,814,208 shares of Common Stock.

(d) Source of Shares. The stock issuable under this Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise or shares classified as treasury shares.

4.	ELIGIBILITY.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

(b) Ten Percent Stockholders. A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

5.	PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Award Document will conform to (through incorporation of provisions hereof by reference in the applicable Award Document or otherwise) the substance of each of the following provisions:

(a) Term. Subject to Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of 10 years from the date of its grant or such shorter period specified in the Award Document.

(b) Exercise Price. Subject to Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than 100% of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value of the Common Stock subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a corporate transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code (including, but not limited to, Options or SARs issued in substitution for awards outstanding under the Prior Plan on the Effective Date). Each SAR will be denominated in shares of Common Stock equivalents.

(c) Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The purchase price shall be denominated in U.S. dollars. The permitted methods of payment are as follows:

(i) by cash, check, bank draft or money order payable to the Company;

(ii) pursuant to a program developed under Regulation T as promulgated by the United States Federal Reserve Board or a successor regulation, or a similar rule in a foreign jurisdiction of domicile of a Participant, that, prior to or contemporaneously with the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the proceeds of sale of such stock;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v) in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Document.

(d) Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Award Document evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR (with respect to which the Participant is exercising the SAR on such date), over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Document evidencing such SAR.

(e) Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board determines. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:

(i) Restrictions on Transfer. An Option or SAR will not be transferable except by will or by the laws of descent and distribution (or pursuant to subsections (ii) and (iii) below), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration.

(ii) Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by U.S. Treasury Regulation 1.421-1(b)(2) or other applicable law. If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii) Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, on the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

(f) Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of performance goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g) Termination of Continuous Service. Except as otherwise provided in the applicable Award Document, or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Document. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR will terminate.

(h) Extension of Termination Date. Except as otherwise provided in the applicable Award Document, or other agreement between the Participant and the Company, if the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of three (3) months (that need not be consecutive) after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Document. In addition, unless otherwise provided in a Participant’s applicable Award Document, or other agreement between the Participant and the Company, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, and the Company does not waive the potential violation of the policy or otherwise permit the sale, or allow the Participant to surrender shares of Common Stock to the Company in satisfaction of any exercise price and/or any withholding obligations under Section 9(h), then the Option or SAR will terminate on the earlier of (i) the expiration of a period of months (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Document.

(i) Disability of Participant. Except as otherwise provided in the applicable Award Document, or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date 12 months following such termination of Continuous Service, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Document. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.

(j) Death of Participant. Except as otherwise provided in the applicable Award Document, or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in this Plan or the applicable Award Document, or other agreement between the Participant and the Company, for exercisability after the termination of the Participant’s Continuous Service (for a reason other than death), then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date 12 months following the date of death, and (ii) the expiration of the term of such Option or SAR as set forth in the applicable Award Document. If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR will terminate.

(k) Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Document or other individual written agreement between the Company or any Affiliate and the Participant, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate upon the date on which the event giving rise to the termination for Cause first occurred, and the Participant will be prohibited from exercising his or her Option or SAR from and after the date on which the event giving rise to the termination for Cause first occurred (or, if required by law, the date of termination of Continuous Service). If a Participant’s Continuous Service is suspended pending an investigation of the existence of Cause, all of the Participant’s rights under the Option or SAR will also be suspended during the investigation period.

(l) Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the U.S. Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least 6 months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the U.S. Worker Economic Opportunity Act, (i) if such non-exempt Employee dies or suffers a Disability, (ii) upon a Change in Control in which such Option or SAR is not assumed, continued, or substituted, or (iii) upon the non-exempt Employee’s retirement (as such term may be defined in the non-exempt Employee’s applicable Award Document, in another agreement between the non-exempt Employee and the Company, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than 6 months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt Employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the U.S. Worker Economic Opportunity Act to ensure that any income derived by a non-exempt Employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from such employee’s regular rate of pay, the provisions of this paragraph will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Documents.

6.	PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.

(a) Restricted Stock Awards. Each Restricted Stock Award Document will be in such form and will contain such terms and conditions as the Board deems appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse, or (y) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Documents may change from time to time, and the terms and conditions of separate Restricted Stock Award Documents need not be identical. Each Restricted Stock Award Document will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. Shares of Common Stock awarded under the Restricted Stock Award Document may be subject to forfeiture to the Company in accordance with a vesting schedule and subject to such conditions as may be determined by the Board.

(iii) Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right, any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Document.

(iv) Transferability. Common Stock issued pursuant to an Award, and rights to acquire shares of Common Stock under the Restricted Stock Award Document, will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Document, as the Board determines in its sole discretion, so long as such Common Stock remains subject to the terms of the Restricted Stock Award Document.

(v) Dividends. Any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Document will be in such form and will contain such terms and conditions as the Board deems appropriate. The terms and conditions of Restricted Stock Unit Award Documents may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Documents need not be identical. Each Restricted Stock Unit Award Document will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Document.

(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Document. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any dividend equivalents and/or additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Document to which they relate.

(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Document, or other agreement between the Participant and the Company, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c) Performance Awards.

(i) Performance Stock Awards. A Performance Stock Award is a Stock Award that is payable (including that may be granted, vest or exercised) contingent upon the attainment during a Performance Period of the achievement of certain performance goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the performance goals to be achieved during the Performance Period, and the measure of whether and to what degree such performance goals have been attained will be conclusively determined by the Committee, the Board, or an authorized Officer, in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Document, the Board may determine that cash may be used in payment of Performance Stock Awards.

(ii) Performance Cash Awards. A Performance Cash Award is a cash award that is granted and/or becomes payable contingent upon the attainment during a Performance Period of the achievement of certain performance goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. At the time of grant of a Performance Cash Award, the length of any Performance Period, the performance goals to be achieved during the Performance Period, and the measure of whether and to what degree such performance goals have been attained will be conclusively determined by the Committee, the Board, or an authorized Officer, in its sole discretion. The Board may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.

(iii) Board Discretion. The Committee, the Board, or an authorized Officer, as the case may be, retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of performance goals and to define the manner of calculating the performance criteria it selects to use for a Performance Period.

(d) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7.	COVENANTS OF THE COMPANY.

(a) Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Stock Awards.

(b) Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over this Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act this Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under this Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.

(c) No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to, and does not undertake to, provide tax advice or to minimize the tax consequences of an Award to the holder of such Award.

8.	MISCELLANEOUS.

(a) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards will constitute general funds of the Company.

(b) Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the latest date that all necessary corporate action has occurred and all material terms of the Award (including, in the case of stock options, the exercise price thereof) are fixed, unless otherwise determined by the Board, regardless of when the documentation evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Document as a result of a clerical error in the papering of the Award Document, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Document.

(c) Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to a Stock Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Stock Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Stock Award has been entered into the books and records of the Company.

(d) No Employment or Other Service Rights. Nothing in this Plan, any Award Document or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or any other capacity or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, including, but not limited to, Cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the organizational documents of the Company or an Affiliate (including articles of incorporation and bylaws), and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e) Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence), or the Participant’s role or primary responsibilities are changed to a level that, in the Board’s determination does not justify the Participant’s unvested Awards, and such reduction or change occurs after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(f) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds USD$100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(g) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award, and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise of a Stock Award or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under this Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(h) Withholding Obligations. Unless prohibited by the terms of an Award Document, the Company may, in its sole discretion, satisfy any national, state, local or other tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award (only up to the amount permitted that will not cause an adverse accounting consequence or cost); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant, including proceeds from the sale of shares of Common Stock issued pursuant to a Stock Award; or (v) by such other method as may be set forth in the Award Document.

(i) Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto), or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

(j) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code (to the extent applicable to a Participant). Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of this Plan and in accordance with applicable law.

(k) Compliance with Section 409A. Unless otherwise expressly provided for in an Award Document, or other agreement between the Participant and the Company, this Plan and Award Documents will be interpreted to the greatest extent possible in a manner that makes this Plan and the Awards granted hereunder exempt from Section 409A of the Code, to the extent that Section 409A of the Code is applicable to an Award, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is subject to Section 409A of the Code, the Award Document evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Document is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Document. Notwithstanding anything to the contrary in this Plan (and unless the Award Document specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code and the Participant is otherwise subject to Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six (6) months following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six (6) month period elapses, with the balance paid thereafter on the original schedule.

(l) Clawback/Recovery. All Awards granted under this Plan will be subject to recoupment in accordance with any clawback policy that the Company adopts, including, without limitation, any policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Document as the Board determines necessary or appropriate, including, but not limited to, a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or an Affiliate.

9.	ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to this Plan pursuant to Section 3(a); (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c); and (iii) the class(es) and number of securities or other property and value (including price per share of stock) subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.

(b) Dissolution or Liquidation. Except as otherwise provided in the Stock Award Document, or other agreement between the Participant and the Company, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c) Change in Control. The following provisions will apply to Awards in the event of a Change in Control unless otherwise provided in the instrument evidencing the Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of an Award. In the event of a Change in Control, then, notwithstanding any other provision of this Plan, the Board will take one or more of the following actions with respect to each outstanding Award, contingent upon the closing or completion of the Change in Control:

(i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Award or to substitute a similar award for the Award (including, but not limited to, an award to acquire the same consideration per share paid to the stockholders of the Company pursuant to the Change in Control);

(ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii) accelerate the vesting, in whole or in part, of the Award (and, if applicable, the time at which the Award may be exercised) to a date prior to the effective time of such Change in Control as the Board will determine (or, if the Board will not determine such a date, to the date that is 5 days prior to the effective date of the Change in Control), with such Award terminating if not exercised (if applicable) at or prior to the effective time of the Change in Control, and with such exercise reversed if the Change in Control does not become effective;

(iv) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Award;

(v) cancel or arrange for the cancellation of the Award, to the extent not vested or not exercised prior to the effective time of the Change in Control, in exchange for such cash consideration, if any, as the Board, in its reasonable determination, may consider appropriate as an approximation of the value of the canceled Award, taking into account the value of the Common Stock subject to the canceled Award, the possibility that the Award might not otherwise vest in full, and such other factors as the Board deems relevant; and

(vi) cancel or arrange for the cancellation of the Award, to the extent not vested or not exercised prior to the effective time of the Change in Control, in exchange for a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value in the Change in Control of the property the Participant would have received upon the exercise of the Award immediately prior to the effective time of the Change in Control, over (B) any exercise price payable by such holder in connection with such exercise.

The Board need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of an Award.

In the absence of any affirmative determination by the Board at the time of a Change in Control, each outstanding Award will be assumed or an equivalent Award will be substituted by such successor corporation or a parent or subsidiary of such successor corporation (the “Successor Corporation”), unless the Successor Corporation does not agree to assume the Award or to substitute an equivalent Award, in which case the vesting of such Award will accelerate in its entirety (along with, if applicable, the time at which the Award may be exercised) to a date prior to the effective time of such Change in Control as the Board will determine (or, if the Board will not determine such a date, to the date that is 5 days prior to the effective date of the Change in Control), with such Award terminating if not exercised (if applicable) at or prior to the effective time of the Change in Control, and with such exercise reversed if the Change in Control does not become effective.

(d) Acceleration of Awards upon a Change in Control. An Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Award Document for such Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.

10.	TERMINATION OR SUSPENSION OF THIS PLAN.

The Board or the Compensation Committee may suspend or terminate this Plan at any time. This Plan will have no fixed expiration date; provided, however, that no Incentive Stock Option may be granted more than 10 years after March 23, 2026. No Awards may be granted under this Plan while this Plan is suspended or after it is terminated.

11.	EFFECTIVE DATE OF PLAN; TIMING OF FIRST GRANT OR EXERCISE.

This Plan shall come into existence on the Effective Date and no Award may be granted under this Plan prior to the Effective Date. In addition, no Stock Award may be exercised (or, in the case of a Restricted Stock Award, Restricted Stock Unit Award, Performance Stock Award or Other Stock Award, may be granted) and no Performance Cash Award may be settled unless and until this Plan has been approved by the stockholders of the Company, which approval will be within 12 months before or after the Adoption Date.

12.	CHOICE OF LAW.

The laws of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13.	DEFINITIONS.

As used in this Plan, the following definitions will apply to the capitalized terms indicated below:

(a) “Adoption Date” means the date this Plan is originally adopted by the Board.

(b) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company, as such terms are defined in Rule 405 of the Securities Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(c) “Award” means a Stock Award or a Performance Cash Award.

(d) “Award Document” means a written agreement between the Company and a Participant, or a written notice issued by the Company to a Participant, evidencing the terms and conditions of an Award.

(e) “Board” means the Board of Directors of the Company.

(f) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to this Plan or subject to any Stock Award after the Adoption Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transaction, as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(g) “Cause” will have the meaning ascribed to such term in any written agreement between the Participant and the Company or any Affiliate defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) engaging in personal dishonesty, willful violation of any law, rule, or regulation (other than minor traffic violations or similar offenses), or breach of fiduciary duty involving personal profit, (ii) being unable to satisfactorily perform or failing to satisfactorily perform the Participant’s duties and responsibilities for the Company or any Affiliate, (iii) being convicted of, or pleading nolo contendere to, any felony or a crime involving moral turpitude, (iv) engaging in negligence or willful misconduct in the performance of the Participant’s duties, including but not limited to willfully refusing without proper legal reason to perform the Participant’s duties and responsibilities, (v) materially breaching any corporate policy or code of conduct established by the Company or any Affiliate as such policies or codes may be adopted from time to time, (vi) violating the terms of any confidentiality, nondisclosure, intellectual property, nonsolicitation, noncompetition, proprietary information and inventions, or any other agreement between the Participant and the Company related to the Participant’s Service or (vii) engaging in conduct that is likely to have a deleterious effect on the Company or any Affiliate or their legitimate business interests, including but not limited to their goodwill and public image. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company, any Affiliate or such Participant for any other purpose.

(h) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing 50% or more of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) 50% or more of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) there is consummated a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(iv) individuals who, on the Adoption Date, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing definition or any other provision of this Plan, (A) the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply.

If required for compliance with Section 409A of the Code, in no event will a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under U.S. Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Change in Control” to conform to the definition of “Change in Control” under Section 409A of the Code, and the regulations thereunder.

(i) “Code” means the U.S. Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(j) “Committee” means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(k) “Compensation Committee” means the Compensation Committee of the Board.

(l) “Common Stock” means the common stock of the Company.

(m) “Company” means Shattuck Labs, Inc., a Delaware corporation.

(n) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of this Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form Registration Statement on Form S-8 or a successor form under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(o) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. If the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. In addition, if required for exemption from or compliance with Section 409A of the Code, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under U.S. Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder). A leave of absence will be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the applicable Award Document, the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(p) “Director” means a member of the Board.

(q) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than

12 months as provided in Sections 22(e)(3) and 409A(a)(2)(C)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(r) “Effective Date” means the date of the underwriting agreement between the Company and the underwriters(s) managing the initial public offering of the Common Stock, pursuant to which the Common Stock is priced for the initial public offering of the Company’s securities pursuant to a registration statement filed and declared effective pursuant to the Securities Act.

(s) “Employee” means any person providing services as an employee of the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of this Plan.

(t) “Entity” means a corporation, partnership, limited liability company or other entity.

(u) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(v) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company, or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

(w) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock as of any date of determination will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii) Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(x) “Incentive Stock Option” means an option granted pursuant to Section 5 of this Plan that is intended to be, and that qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(y) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3 of the Exchange Act.

(z) “Nonstatutory Stock Option” means any option granted pursuant to Section 5 of this Plan that does not qualify as an Incentive Stock Option.

(aa) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(bb) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to this Plan.

(cc) “Option Agreement” means an Award Document evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of this Plan.

(dd) “Optionholder” means a person to whom an Option is granted pursuant to this Plan or, if applicable, such other person who holds an outstanding Option.

(ee) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(ff) “Other Stock Award Document” means an Award Document evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Document will be subject to the terms and conditions of the Plan.

(gg) “Outstanding Capital Stock” means the sum of (i) the shares of Common Stock outstanding, (ii) the shares of Common Stock underlying unexercised pre-funded warrants, and (iii) the shares of Common Stock underlying the Company’s preferred stock, par value $0.0001 (determined on an as-converted basis without regard to any limitations on such conversion).

(hh) “Own,” “Owned,” “Owner,” “Ownership” means a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(ii) “Participant” means a person to whom an Award is granted pursuant to this Plan or, if applicable, such other person who holds an outstanding Stock Award.

(jj) “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).

(kk) “Performance Period” means the period of time selected by the Board over which the attainment of one or more performance goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(ll) “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

(mm) “Plan” means this Shattuck Labs, Inc. 2020 Equity Incentive Plan, as amended and restated from time to time.

(nn) “Restatement Effective Date” means May 28, 2026.

(oo) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(pp) “Restricted Stock Award Document” means an Award Document evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Document will be subject to the terms and conditions of this Plan.

(qq) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(rr) “Restricted Stock Unit Award Document” means an Award Document evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Document will be subject to the terms and conditions of this Plan.

(ss) “Securities Act” means the U.S. Securities Act of 1933, as amended.

(tt) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(uu) “Stock Appreciation Right Award Document” means an Award Document evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Award Document will be subject to the terms and conditions of this Plan.

(vv) “Stock Award” means any right to receive Common Stock granted under this Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award, or any Other Stock Award.

(ww) “Stock Award Document” means an Award Document evidencing the terms and conditions of a Stock Award grant. Each Stock Award Document will be subject to the terms and conditions of this Plan.

(xx) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

(yy) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

Your vote P.O. BOX 8016, CARY, NC 27512-9903 matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Shattuck Labs, Inc. Internet: www.proxypush.com/STTK Annual Meeting of Stockholders • Cast your vote online • • Have your Proxy Card ready Follow the simple instructions to record your vote For Stockholders of Record as of April 2, 2026 Phone: Annual Meeting to be held live via the Internet at 11:30 AM Eastern Time on 1-866-870-7493 May 28, 2026. • Use any touch-tone telephone Please visit • Have your Proxy Card ready www.proxydocs.com/STTK for more details. • Follow the simple recorded instructions Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid YOUR VOTE IS IMPORTANT! envelope provided PLEASE VOTE BY: 11:30 AM, Eastern Time, May 28, 2026. Virtual: You must register to attend and/or participate in the meeting online at www.proxydocs.com/STTK This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Taylor Schreiber, Andrew R. Neill and Stephen Stout (the “Named Proxies”), and each or any of them, as proxies and true and lawful attorneys-in-fact of the undersigned, with full power to act without the others and with full power of substitution, and authorizes them to represent and to vote, as designated on the reverse side of this card, all the shares of common stock of Shattuck Labs, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 11:30 AM Eastern Time on May 28, 2026, live via the Internet, and at any adjournment or postponement thereof. WHEN PROPERLY EXECUTED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, BUT THE CARD IS SIGNED, SHARES WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. The Named Proxies are authorized to vote in their discretion upon such other matters that may properly come before the meeting or any adjournments or postponements thereof. In the event that any of the nominees named on the reverse side of this form are unavailable for election or unable to serve, the shares represented by this proxy may be voted for a substitute nominee selected by the Board of Directors. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

Shattuck Labs, Inc. Annual Meeting of Stockholders Please make your marks like this: The Board recommends that you vote your shares “FOR” each director nominee in Proposal 1, “FOR” Proposals 2, 3 and 5 and “1 YEAR” on Proposal 4 BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS 1. To elect three Class III director nominees to serve until the 2029 Annual Meeting of Stockholders and until their successors are duly elected and qualified: FOR WITHHOLD 1.01 Taylor Schreiber, M.D., Ph.D. FOR 1.02 Helen M. Boudreau FOR 1.03 Clay Siegall, Ph.D. FOR FOR AGAINST ABSTAIN 2. To ratify the selection of KPMG LLP as the Company’s independent registered public FOR accounting firm for the year ending December 31, 2026. 3. To approve, on a non-binding, advisory basis, the compensation of the Company’s FOR named executive officers. 1YR 2YR 3YR ABSTAIN 4. To conduct an advisory vote to determine the frequency of future advisory votes on the 1 YEAR compensation of the Company’s named executive officers. FOR AGAINST ABSTAIN 5. To approve an amendment and restatement of the Company’s 2020 Equity Incentive FOR Plan. P8 To transact any other matters that may properly come before the Annual Meeting or any adjournments or postponements thereof. You must register to attend and/or participate in the meeting online at www.proxydocs.com/STTK Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations or partnerships should provide full name of corporation or partnerships and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date